                                                                   Exhibit 10.15

                                CREDIT AGREEMENT


                            Dated as of March 1, 2002


                                      among


                       WEST MARINE FINANCE COMPANY, INC.,

                                  as Borrower,

                           THE LENDERS NAMED HEREIN,

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,

                      as Administrative Agent and Arranger

                                      and

                              FLEET NATIONAL BANK,

                              as Syndication Agent

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
Article 1. DEFINITIONS AND ACCOUNTING TERMS.....................................   1
  1.1      Defined Terms........................................................   1
  1.2      Use of Defined Terms.................................................  31
  1.3      Accounting Terms; Covenant Calculations..............................  31
  1.4      Rounding.............................................................  31
  1.5      Exhibits and Schedules...............................................  32
  1.6      References to "Borrower, Parent and their collective Subsidiaries"...  32
  1.7      Miscellaneous Terms..................................................  32

Article 2. ADVANCES AND LETTERS OF CREDIT.......................................  33
  2.1      Advances-General.....................................................  33
  2.2      Alternate Base Rate Advances.........................................  34
  2.3      Eurodollar Rate Advances.............................................  35
  2.4      Conversion and Continuation of Advances..............................  35
  2.5      Letters of Credit....................................................  37
  2.6      Termination or Reduction of the Commitments..........................  42
  2.7      Administrative Agent's Right to Assume Funds Available for Advances..  42
  2.8      Swing Line...........................................................  43
  2.9      Optional Increases to the Revolving Commitment.......................  45

Article 3. PAYMENTS AND FEES....................................................  47
  3.1      Principal and Interest...............................................  47
  3.2      Unused Revolving Facility Commitment Fee.............................  48
  3.3      Closing Fees; Arrangement Fee; Agency Fee etc........................  48
  3.4      Letter of Credit Fees................................................  49
  3.5      Increased Commitment Costs...........................................  50
  3.6      Eurodollar Costs and Related Matters.................................  51
  3.7      Late Payments and Default Rate.......................................  55
  3.8      Computation of Interest and Fees.....................................  55
  3.9      Non-Banking Days.....................................................  56
  3.10     Manner and Treatment of Payments.....................................  56
  3.11     Funding Sources......................................................  57
  3.12     Failure to Charge Not Subsequent Waiver..............................  58
  3.13     Administrative Agent's Right to Assume Payments Will be Made.........  58
  3.14     Fee Determination Detail.............................................  58
  3.15     Survivability........................................................  58

Article 4. REPRESENTATIONS AND WARRANTIES.......................................  60
  4.1      Existence and Qualification; Power; Compliance With Laws.............  60
  4.2      Authority; Compliance With Other Agreements and Instruments and
           Government Regulations...............................................  60
  4.3      No Governmental Approvals Required...................................  61
  4.4      Parent and Subsidiaries..............................................  61
  4.5      Financial Statements.................................................  62
  4.6      No Other Liabilities; No Material Adverse Changes....................  62
  4.7      Title to and Location of Property....................................  63
  4.8      Intangible Assets....................................................  63
  4.9      Litigation...........................................................  63
  4.10     Binding Obligations..................................................  64
  4.11     No Default...........................................................  64
  4.12     ERISA................................................................  64
  4.13     Regulation U; Investment Company Act.................................  65
  4.14     Disclosure...........................................................  65
  4.15     Tax Liability........................................................  65
  4.16     Projections..........................................................  65
  4.17     Hazardous Materials..................................................  66
  4.18     Employee Matters.....................................................  66
  4.19     Fiscal Year..........................................................  66
  4.20     Solvency.............................................................  66

Article 5. AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION
           AND REPORTING REQUIREMENTS)..........................................  67
  5.1      Payment of Taxes and Other Potential Liens...........................  67
  5.2      Preservation of Existence............................................  67
  5.3      Maintenance of Properties............................................  67
  5.4      Maintenance of Insurance.............................................  68
  5.5      Compliance With Laws.................................................  68
  5.6      Inspection Rights....................................................  68
  5.7      Keeping of Records and Books of Account..............................  68
  5.8      Compliance With Agreements...........................................  69
  5.9      Use of Proceeds......................................................  69
  5.10     Hazardous Materials Laws.............................................  69
  5.11     Syndication Process..................................................  69

Article 6. NEGATIVE COVENANTS...................................................  71
  6.1      Prepayment of Indebtedness...........................................  71
  6.2      Prepayment of Subordinated Obligations...............................  71
  6.3      Disposition of Property..............................................  71
  6.4      Mergers..............................................................  72

  6.5      Hostile Tender Offers................................................  72
  6.6      Distributions........................................................  72
  6.7      ERISA................................................................  73
  6.8      Change in Nature of Business.........................................  73
  6.9      Liens and Negative Pledges...........................................  73
  6.10     Indebtedness and Guaranty Obligations................................  73
  6.11     Transactions with Affiliates.........................................  74
  6.12     Current Ratio........................................................  75
  6.13     Leverage Ratio.......................................................  75
  6.14     Fixed Charge Coverage Ratio..........................................  75
  6.15     Tangible Net Worth...................................................  75
  6.16     Investments and Acquisitions.........................................  75
  6.17     Capital Expenditures.................................................  76
  6.18     Amendments...........................................................  77
  6.19     Change in Jurisdiction of Organization...............................  77
  6.20     Use of Lender's Name.................................................  77
  6.21     Change of Fiscal Periods.............................................  77

Article 7. INFORMATION AND REPORTING REQUIREMENTS...............................  78
  7.1      Financial and Business Information...................................  78
  7.2      Compliance Certificates..............................................  80

Article 8. CONDITIONS...........................................................  82
  8.1      Initial Advances.....................................................  82
  8.2      Any Advance..........................................................  84

Article 9.  EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT................  86
  9.1       Events of Default...................................................  86
  9.2       Remedies Upon Event of Default......................................  89

Article 10. THE ADMINISTRATIVE AGENT............................................  92
  10.1      Appointment and Authorization.......................................  92
  10.2      Administrative Agent and Affiliates.................................  92
  10.3      Proportionate Interest in any Collateral............................  92
  10.4      Lenders' Credit Decisions...........................................  93
  10.5      Action by Administrative Agent......................................  93
  10.6      Liability of Administrative Agent...................................  94
  10.7      Indemnification.....................................................  95
  10.8      Successor Administrative Agent......................................  96
  10.9      No Obligations of Borrower..........................................  97

Article 11. MISCELLANEOUS.......................................................  98
  11.1      Cumulative Remedies; No Waiver......................................  98

  11.2      Amendments; Consents................................................  98
  11.3      Costs and Expenses..................................................  99
  11.4      Nature of Lenders' Obligations...................................... 100
  11.5      Survival of Representations and Warranties.......................... 100
  11.6      Notices............................................................. 100
  11.7      Execution of Loan Documents......................................... 101
  11.8      Binding Effect; Assignment.......................................... 101
  11.9      Right of Setoff..................................................... 104
  11.10     Sharing of Setoffs.................................................. 105
  11.11     Indemnity by Borrower............................................... 105
  11.12     Nonliability of the Lenders......................................... 107
  11.13     No Third Parties Benefited.......................................... 108
  11.14     Confidentiality..................................................... 108
  11.15     Further Assurances.................................................. 109
  11.16     Integration......................................................... 109
  11.17     Governing Law....................................................... 109
  11.18     Severability of Provisions.......................................... 110
  11.19     Headings............................................................ 110
  11.20     Time of the Essence................................................. 110
  11.21     Hazardous Material Indemnity........................................ 111
  11.23     Waiver of Right to Trial by Jury.................................... 112
  11.24     Purported Oral Amendments........................................... 113

EXHIBITS

A  -  Assignment and Acceptance
B  -  Compliance Certificate
C  -  Letter of Credit Agreement
D  -  Note
E  -  Opinion of Counsel
F  -  Request for Borrowing
G  -  Request for Continuation/Conversion
H  -  Request for Letter of Credit
I  -  Last Days of Borrower's Fiscal Quarters

SCHEDULES

1.1   Lender Commitments/Pro Rata Shares
1.2   Material Contracts
4.4   Subsidiaries
4.7A  Existing Liens, Negative Pledges and Rights of Others
4.7B  Location of Property
4.8   Intangible Assets; Restrictions on Use
4.9   Material Litigation
4.16  Projections
4.17  Hazardous Materials Matters
6.10  Existing Indebtedness and Guaranty Obligations
6.11  Affiliate Transactions
6.16  Existing Investments

                                CREDIT AGREEMENT
                                ----------------

                            Dated as of March 1, 2002

                  This CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into by and among WEST
                                  ---------
MARINE FINANCE COMPANY, INC., a California corporation ("Borrower"), each lender
                                                         --------
whose name is set forth on the signature pages of this Agreement and each lender that may hereafter become a party to this Agreement pursuant to Section 11.8
                                                                ------------
(each a "Lender" and collectively, "Lenders"), WELLS FARGO BANK, NATIONAL
         ------                     -------
ASSOCIATION, as Administrative Agent and Arranger and FLEET NATIONAL BANK, as Syndication Agent.

                  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    Article 1.
                        DEFINITIONS AND ACCOUNTING TERMS

                  1.1     Defined Terms. As used in this Agreement, the
                          -------------
following terms shall have the meanings set forth below:

                  "Acquired Person" means (a) any Person that is the subject of
                   ---------------
         an Acquisition after the Closing Date and (b) any assets constituting a discrete business or operation unit that is the subject of an Acquisition after the Closing Date.

                  "Acquisition" means any transaction, or any series of related
                   -----------
         transactions, consummated after the Closing Date, by which Borrower, Parent, or any of their collective Subsidiaries directly or indirectly
         (a) acquires any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires in one transaction or as the most recent transaction in a series of transactions control of Securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person that is not managed by a board of directors or other governing body.

                  "Administrative Agent" means Wells Fargo when acting in its
                   --------------------
         capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

                  "Administrative Agent's Office" means the Administrative
                   -----------------------------
         Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

                  "Advance" means any advance made or to be made by any Lender
                   -------
         to Borrower as provided in Section 2.1(a).
                                    --------------

                  "Affiliate" means, as to any Person, any other Person which
                   ---------
         directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that
                                 --------
         owns, directly or indirectly, 10% or more of the Securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such Securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.

                  "Aggregate Effective Amount" means, as of any date of
                   --------------------------
         determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all
                          --- --
         such Letters of Credit not then paid by Issuing Lender plus (b) the
                                                                ----
         aggregate amounts paid by Issuing Lender under such Letters of Credit not then reimbursed to Issuing Lender by Borrower pursuant to Section
                                                                       -------
         2.5(d) and not the subject of one or more Advances made pursuant to
         ------
         Section 2.5(e) or (f).
         --------------    ---

                  "Alternate Base Rate" means, as of any date of determination,
                   -------------------
         the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate in effect on such date
                          ---------
         and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

                  "Alternate Base Rate Advance" means an Advance that bears
                   ---------------------------
         interest in relation to the Alternate Base Rate as provided in Section
                                                                        -------
         3.1(b).
         ------

                  "Applicable Alternate Base Rate Margin" means, with respect to
                   -------------------------------------
         any Alternate Base Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                        Applicable
                         Pricing
                          Level                Margin
                          -----                ------
                             I                  25.0
                            II                  25.0
                           III                  25.0
                            IV                   0.0
                             V                   0.0

                  "Applicable Commitment Fee Margin" means, for each Pricing
                   --------------------------------
         Period, the margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                        Applicable
                         Pricing
                          Level                Margin
                          -----                ------
                             I                  50.0
                            II                  37.5
                           III                  37.5
                            IV                  25.0
                             V                  20.0

                  "Applicable Eurodollar Rate Margin" means, with respect to any
                   ---------------------------------
         Eurodollar Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                        Applicable
                         Pricing
                          Level                Margin
                          -----                ------
                             I                  225.0
                            II                  200.0
                           III                  175.0
                            IV                  125.0
                             V                  100.0

                  "Applicable Letter of Credit Fee Rate" means, as of any date
                   ------------------------------------
         of determination, the then effective Applicable Eurodollar Rate Margin.

                  "Applicable Pricing Level" means, for each Pricing Period the
                   ------------------------
         pricing level set forth below opposite the ratio of Funded Debt plus six times Rental Expense to EBITDAR achieved by Borrower as of the first day of that Pricing Period:

                        Pricing Level       Funded Debt Plus Six Times Rental
                        -------------       ---------------------------------
                                            Expense to EBITDAR
                                            ------------------
                            I               **  3.75x
                           II               **  3.50x *** 3.75x
                          III               **  3.25x *** 3.50x
                           IV               **  3.00x *** 3.25x
                            V               *** 3.00x

**  =  Greater than
*** =  Less than or equal to

                  "Arranger" means Wells Fargo Bank, National Association.
                   --------

                  "Assignment and Acceptance" means an assignment and acceptance
                   -------------------------
         agreement substantially in the form of Exhibit A.

                  "Banking Day" means any Monday, Tuesday, Wednesday, Thursday
                   -----------
         or Friday, other than a day on which banks are authorized or required
                    ----- ----
         to be closed in California or New York.

                  "Borrowing" means a borrowing consisting of simultaneous
                   ---------
         Advances of the same type.

                  "Capital Expenditure" means any expenditure that is treated as
                   -------------------
         a capital expenditure under GAAP, including any expenditure that is
                                           ---------
         required to be capitalized in accordance with GAAP that relates to an asset subject to a Capital Lease.

                  "Capital Lease" means, as to any Person, a lease of any
                   -------------
         Property by that Person as lessee that is, or should be in accordance with GAAP (including Financial Accounting Standards Board Statement No.
                    ---------
         13, as amended or superseded from time to time), recorded as a "capital lease" on the balance sheet of that Person prepared in accordance with GAAP.

                  "Capital Lease Obligations" means all monetary obligations of
                   -------------------------
         a Person under any Capital Lease.

                  "Cash" means, when used in connection with any Person, all
                   ----
         monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

                  "Cash Equivalents" means, when used in connection with any
                   ----------------
         Person, that Person's Investments in:

                           (a) Government Securities due within one year after the date of the making of the Investment;

                           (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof or the District of Columbia given on the date of such Investment a credit rating of at least Aa by Moody's or AA by S&P, in each case due within one year from the making of the Investment;

                           (c)  certificates of deposit issued by, bank
         deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (d)  certificates of deposit issued by, bank
         deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the
                                                              --------
         maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                           (f) readily marketable commercial paper or other debt Securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or the District of Columbia or of any corporation that is the holding company for a bank described in clause (c) or (d) above
                                                               ---    ---
         given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case due within one year after the date of the making of the Investment;

                           (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof or the District of Columbia (i) given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P, in each case having an investment period not exceeding 50 days or
         (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c)
                                                                            ---
         or (d) above; provided that (y) the amount of all such Investments
            ---        --------
         issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $10,000,000;

                           (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a
                                                 ---    ---
         registered broker or dealer described in clause (e) hereof, that has
                                                         ---
         and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof
                                                          ---         ---
         and given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P; and

                           (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; provided that (i) commercial paper
                                         --------
         issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P, (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $10,000,000.

                  "Certificate" means a certificate signed by a Senior Officer
                   -----------
         or Responsible Official (as applicable) of the Person providing the certificate.

                  "Change in Control" means any of the following events: (a) the
                   -----------------
         sale, lease, transfer or other disposition (other than by way of merger
                                                     ----- ----
         or consolidation of Borrower, Parent or any of their Subsidiaries into each other), in one or a series of related transactions, of all or substantially all of the assets of Borrower, Parent and their Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)
         (2) of the Securities Exchange Act, but not including the merger of any Subsidiary into Parent or into another domestic Subsidiary of Parent), (b) Parent shall fail to own, directly or indirectly, 100% of the outstanding capital stock or other equity interests of any Subsidiary of Parent, including Borrower, (c) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, the greater of 33-1/3% or more of the outstanding capital stock or other equity interests of Borrower or Parent, or that percentage or more of such stock or other equity interests currently owned or controlled by Randolph K. Repass, such that Randolph K. Repass ceases to be the majority shareholder, provided that the foregoing shall not apply to transfers by Randolph
         K. Repass and his estate, executors, administrators and heirs, and his lineal descendants, any private foundation or other charitable entity controlled by him or his estate, executors, administrators or heirs, and any corporation, partnership, limited liability company, trust or other entity in which he or his estate, executors, administrators or heirs, or his lineal descendants have a direct or indirect beneficial interest or voting control of greater than 50%,
         (d) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24-month period were directors of Borrower or Parent (together with any new director whose election by Borrower's or Parent's board of directors or whose nomination for election by Borrower's or Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Borrower or Parent then in office or (e) any transaction or series of related transactions constituting a "change in control" or similar occurrence under documentation evidencing or governing Indebtedness of Borrower, Parent and/or any of their collective Subsidiaries of $5,000,000 or more, which gives the holder(s) of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

                  "Closing Date" means the time and Banking Day on which the
                   ------------
         conditions set forth in Section 8.1 are satisfied or waived. The
                                 -----------
         Administrative Agent shall notify Borrower and the Closing Date Lenders of the date that is the Closing Date.

                  "Closing Date Lenders" means Wells Fargo,  Fleet National
                   --------------------
         Bank, Union Bank of California, N.A., and any other lender party to this Agreement as of the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended or
                   ----
         replaced and as in effect from time to time.

                  "Commercial Letter of Credit" means any of the commercial
                   ---------------------------
         letters of credit issued by the Issuing Lender under the Revolving Facility pursuant to Section 2.5, either as originally issued or as the
                              -----------
         same may be supplemented, modified, amended, extended, restated or supplanted.

                  "Commitment" means with respect to each Lender, the commitment
                   ----------
         of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section
                                                                     -------
         2.6, (b) increased from time to time pursuant to Section 2.9, and (c)
         ---
         reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The initial amount of each
                                 ------------
         Lender's Commitment is set forth on Schedule 1.1 or in the Assignment
                                             ------------
         and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.

                  "Compliance Certificate" means a certificate in the form of
                   ----------------------
         Exhibit B, properly completed and signed by the chief financial officer
         ---------
         of Borrower.

                  "Continuation," "Continue" and "Continued" each refers to a
                   ------------    --------       ---------
         continuation of Eurodollar Rate Advances from one Eurodollar Period to the next Eurodollar Period pursuant to Section 2.4(c).
                                                --------------

                  "Contractual Obligation" means, as to any Person, any
                   ----------------------
         provision of any outstanding Security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                  "Conversion," "Convert" and "Converted" each refers to a
                  ------------- ---------     -----------
         conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.4(a) or 2.4(b).
                     --------------    ------

                  "Current Assets" means, as of any applicable date of
                   --------------
         determination, all Cash, Cash Equivalents, non-affiliated customer receivables, claims against the United States government and inventories, or other assets that should be classified as current in accordance with GAAP.

                  "Current Liabilities" means, as of any applicable date of
                   -------------------
         determination, (i) all liabilities of a Person that should be classified as current in accordance with GAAP, including, without limitation, all principal Indebtedness of Borrower, Parent and their collective Subsidiaries which constitute a revolving facility or revolving loan obligation irrespective of its maturity date and the current portion of any term loans, the aggregate principal Indebtedness outstanding under the Notes and the Aggregate Effective Amount of all outstanding Letters of Credit, plus (ii) to the extent not otherwise included, all liabilities of such Person to any of its affiliates (including officers, directors, shareholders, subsidiaries and commonly held companies), whether or not classified as current in accordance with GAAP.

                  "Current Ratio" means, as of any applicable date of
                   -------------
         determination, the ratio of Current Assets to Current Liabilities.

                  "Debtor Relief Laws" means the Bankruptcy Code of the United
                   ------------------
         States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                  "Debt Rating" means, as of each date of determination, (a) in
                   -----------
         the event such a credit rating is issued by either Moody's or S&P, the bank debt credit rating assigned to the long term senior unsecured Indebtedness of Parent by that credit reporting agency, or (b) if no bank debt credit rating is assigned, the most creditworthy credit rating, actual or implicit, assigned to senior unsecured Indebtedness of Parent by that credit rating agency.

                  "Default" means any event that, with the giving of any
                   -------
         applicable notice or passage of time specified in Section 9.1, or both,
                                                           -----------
         would be an Event of Default.

                  "Default Rate" means the interest rate prescribed in Section
                   ------------                                        -------
         3.7.
         ---

                  "Designated Deposit Account" means a deposit account to be
                   --------------------------
         maintained by Borrower with Wells Fargo or one of its Affiliates, as from time to time designated by Borrower by written notification to the Administrative Agent.

                  "Designated Eurodollar Market" means, with respect to any
                   ----------------------------
         Eurodollar Rate Advance, the London Eurodollar Market.

                  "Disqualified Stock" means any capital stock, warrants,
                   ------------------
         options or other rights to acquire capital stock (but excluding any debt Security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                  "Disposition" means the sale, transfer or other disposition
                   -----------
         (each, a "Transfer") in any single transaction or series of related
                   --------
         transactions of any asset, or group of related assets, of Borrower, Parent or any of their collective Subsidiaries other than (a) a
                                                        ----- ----
         Transfer of Cash, Cash Equivalents, Investments (other than Investments
                                                          ----- ----
         in a Subsidiary), inventory or other assets sold or otherwise disposed of in the ordinary course of business of Borrower, Parent or any of their collective Subsidiaries, or (b) a Transfer of other personal property sold or otherwise disposed of where substantially similar other personal property in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower, Parent or any of their collective Subsidiaries and (c) a Transfer to Borrower.

                  "Distribution" means, with respect to any equity interest or
                   ------------
         Security issued by a Person, or any warrant or right to acquire any equity interest or Security of a Person, (a) the retirement, redemption, purchase, or other acquisition for value by such Person of any such equity interest or Security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than in common stock or an equivalent equity interest
                   ----- ----
         of such Person) on or with respect to any such equity interest or Security, (c) any Investment by such Person in the holder of any such equity interest or Security, and (d) any other payment by such Person constituting a distribution under applicable Laws with respect to such equity interest or Security.

                  "Dollars" or "$" means United States of America dollars.
                   -------      -

                  "EBITDA" means, with respect to any fiscal period, the sum of
                   ------                                                --- --
         (a) Net Income for that period, plus (b) any extraordinary loss
                                         ----
         reflected in such Net Income, minus (c) any extraordinary gain
                                       -----
         reflected in such Net Income, plus (d) Interest Expense of Borrower,
                                       ----
         Parent and their collective Subsidiaries for that period, plus (e) the
                                                                   ----
         aggregate amount of federal and state taxes on or measured by income of Borrower, Parent and their collective Subsidiaries for that period (whether or not payable during that period), plus (f) depreciation and
                                                      ----
         amortization expense of Borrower, Parent and their collective Subsidiaries for that period, plus (g) all other non-cash,
                                       ----
         extraordinary expenses of Borrower, Parent and their collective Subsidiaries for that period, plus (h) transaction costs related to
                                       ----
         Indebtedness under this Agreement in each case as determined in accordance with GAAP, consistently applied and, in the case of items
         (d), (e),
         ---  ---

         (f), (g) and (h) only to the extent reflected in the determination of
         ---  ---
         Net Income for that period.

                  "EBITDAR" means, with respect to any fiscal period, EBITDA
                  --------                                            ------
         plus Rental Expense of Borrower, Parent and their collective
         ----
         Subsidiaries for that period.

                  "Eligible Assignee" means (a) another Lender, (b) with respect
                   -----------------
         to any Lender, any Affiliate of that Lender, (c) any commercial bank having total assets of $500,000,000 or more, (d) any (i) savings bank, savings and loan association, finance company or similar financial institution or entity or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has total assets of $500,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank (as reasonably determined by the assigning Lender) and
         (e) any other financial institution (including a mutual fund or other
                                              ---------
         fund) having total assets of $500,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that each Eligible Assignee must either (x) be organized under
         --------
         the Laws of the United States of America, any State thereof or the District of Columbia or (y) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (1) act hereunder through a branch, agency or funding office located in the United States of America and (2) be exempt from withholding of tax on interest (including backup withholding) and deliver the documents related thereto pursuant to
         Section 11.21.
         -------------

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
         1974, and any final or temporary regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                  "ERISA Affiliate" means, with respect to any Person, any
                   ---------------
         Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414
         (b), (c), (m) or (o) of the Code.

                  "Eurodollar Banking Day" means any Banking Day on which
                   ----------------------
         dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

                  "Eurodollar Base Rate" means with respect to any Eurodollar
                   --------------------
         Rate Advance comprising part of the same Borrowing, the interest rate per annum

         (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Lender to prime banks in the Designated Eurodollar Market at or about 10:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Eurodollar Rate Advance comprising part of such Borrowing and for a period of time comparable to the number of days in the applicable Eurodollar Period. The determination of the Eurodollar Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

                  "Eurodollar Lending Office" means, as to each Lender, its
                   -------------------------
         office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

                  "Eurodollar Market" means a regular established market located
                   -----------------
         outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                  "Eurodollar Obligations" means eurocurrency liabilities, as
                   ----------------------
         defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

                  "Eurodollar Period" means, as to each Eurodollar Rate Advance
                   -----------------
         comprising part of the same Borrowing, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 7, 14
                                                --------------
         or 21 days, or 1, 2, 3 or 6 months, or any other period (with the written consent of all of the Lenders) thereafter, as specified by Borrower in the applicable Request for Borrowing or Request for Continuation/Conversion provided that:
                                 --------

                           (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

                           (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the immediately succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the immediately preceding Eurodollar Banking Day; and

                           (c) No Eurodollar Period for any Eurodollar Rate Advance shall extend beyond the Maturity Date.

                  "Eurodollar Rate" means, with respect to any Eurodollar Rate
                   ---------------
         Advance comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of one percent) determined pursuant to the following formula:

                  Eurodollar                Eurodollar Base Rate
                                            --------------------
                  Rate              =       1.00-Eurodollar Reserve
                                                   Percentage

                  "Eurodollar Rate Advance" means an Advance that bears
                   -----------------------
         interest in relation to the Eurodollar Rate as provided in Section
                                                                    -------
         3.1(c).
         ------

                  "Eurodollar Reference Lender" means Wells Fargo or the
                   ---------------------------
         Administrative Agent if Wells Fargo is no longer the Administrative Agent.

                  "Eurodollar Reserve Percentage" means, with respect to any
                   -----------------------------
         Eurodollar Rate Advance comprising part of the same Borrowing, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of one percent) in effect on the date the Eurodollar Base Rate for the Borrowing of which such Eurodollar Rate Advance is a part is determined (whether or not such reserve percentage is applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other
                              ---------
         marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Eurodollar Period for such Eurodollar Rate Advance. The determination by the Administrative Agent of any applicable Eurodollar Reserve Percentage shall be conclusive in the absence of manifest error.

                  "Event of Default" shall have the meaning provided in Section
                   ----------------                                     -------
         9.1.
         ---

                  "Existing Credit Facilities" means the credit facilities
                   --------------------------
         provided to Borrower, Parent or their collective Subsidiaries pursuant to that certain Credit Agreement dated as of January 13, 2000, among Borrower, the banks that were party thereto, and Bank of America, N.A., as agent.

                  "Federal Funds Rate" means, as of any date of determination,
                   ------------------
         the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such
                        ---------
         date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank
         of New York (including any such successor, the "Composite 3:30 p.m.
                      ---------
         Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "Fiscal Quarter" means any fiscal quarter of Borrower, Parent
                   --------------
         and their collective Subsidiaries.

                  "Fiscal Year" means the fiscal year of Borrower, Parent and
                   -----------
         their collective Subsidiaries ending on the Saturday closest to each December 31.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio
                   ---------------------------
         of (x) EBITDAR less maintenance capital expenditures made during the
                        ----
         applicable period, to (y) the aggregate of Net Interest Expense during the applicable period plus Rental Expense during the applicable period,
                               ----
         plus scheduled principal payments during the applicable period.

                  "Funded Debt" means, as of any date of determination, without
                   -----------
         duplication, the sum of (a) all principal Indebtedness of Borrower,
                          --- --
         Parent and their collective Subsidiaries for borrowed money without respect to their maturity (including Subordinated Obligations and any
                                    ---------
         other subordinated indebtedness, debt Securities issued by Borrower, Parent and any of their collective Subsidiaries, the aggregate principal Indebtedness outstanding under the Notes and the Aggregate Effective Amount of all outstanding Letters of Credit) on that date plus (b) the aggregate amount of the principal portion of all Capital
         ----
         Lease Obligations of Borrower, Parent and their collective Subsidiaries plus (c) any Guaranty Obligations of Borrower, Parent and their
         ----
         collective Subsidiaries with respect to the Indebtedness of others of the types referred to in (a) and (b) above.

                  "GAAP" means, as of any date of determination, accounting
                   ----
         principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term

         "consistently applied," as used in connection therewith, means that
          --------------------
         the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                  "Government Securities" means readily marketable (a) direct
                   ---------------------
         full faith and credit obligations of the United States of America or any State thereof or obligations guaranteed by the full faith and credit of the United States of America or any State thereof and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America or any State thereof that are generally considered in the securities industry to be implicit obligations of the United States of America or any State thereof.

                  "Governmental Agency" means (a) any international, foreign,
                   -------------------
         federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

                  "Guarantor" means,  collectively,  each of West Marine, Inc.,
                   ---------
         a Delaware corporation, West Marine Products, Inc., a California corporation, West Marine Canada Corp., a Nova Scotia unlimited liability company, West Marine Puerto Rico, Inc., a California corporation, West Marine FSC, Inc., a Barbados corporation, W Marine Management Co., Inc., a California corporation, West Marine LBC,
         Inc., a California corporation, West Marine IHC I, Inc., a California corporation, E&B Marine, Inc., a Delaware corporation, E&B Marine
         LBC, Inc., a California corporation, E&B Marine IHC I, Inc., a California corporation, E&B Marine Supply, Inc. (NJ), a New Jersey corporation, E&B Marine Supply, Inc. (MD), a Maryland corporation, Goldbergs' Marine Distributors, Inc., a Delaware corporation, James Bliss & Co., Inc., a Massachusetts corporation, Sea Ranger Marine, Inc., a Delaware corporation, Krista Corporation, a Delaware corporation, and Central Marine Supply, Inc., a New Jersey corporation, and any other Subsidiary of Parent or Borrower now or hereafter existing.

                  "Guaranty" means that certain Guaranty of even date herewith
                   --------
         executed by each Guarantor.

                  "Guaranty Obligation" means, as to any Person, any (a)
                   -------------------
         guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or
                                                 ---------
         repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation
                       --------  -------
         shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower and its Subsidiaries.

                  "Hazardous Materials" means oil or petrochemical products,
                   -------------------
         polychlorinated biphenyls, asbestos, urea formaldehyde, flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including any substances considered "hazardous substances," "hazardous wastes," "hazardous materials," "infectious wastes", "pollutant substances", "solid waste" or "toxic substances" under any Hazardous Materials Laws.

                  "Hazardous Materials Laws" means all Laws pertaining to the
                   --------------------------
         treatment, transportation or disposal of Hazardous Materials on or about any Real Property owned or leased by Borrower, Parent or any of their collective Subsidiaries thereof, or any portion thereof, including without limitation the following: the Federal Water Pollution Control Act (33 U.S.C. [sec] 1251, et seq.), the Federal
                                                      -- ---
         Resource Conservation and Recovery Act of 1976 (42 U.S.C. [sec] 6901, et seq.), the Comprehensive Environmental Response, Compensation and
         -- ---
         Liability Act of 1980, as amended (42 U.S.C. [sec] 9601, et seq.) and
                                                                  -- ---
         the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, as amended (44 U.S.C. [sec] 1801, et seq.), the Toxic Substances Control Act, 15 U.S.C. [sec] 2601
               -- ---
         et seq., the California Health and Safety Code (Section 25100, et
         -- ---                                                         --
         seq.), the California Water Code and the California Administrative
         ---
         Code, in each case as such Laws are amended from time to time.

                  "Income Taxes" means any and all present or future taxes,
                   ------------
         levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, that (i) are imposed on a Person's overall net income by the United

         States, (ii) are imposed on a Person's overall gross or net income (and franchise taxes imposed on or measured by income, earnings or retained earnings) by the state or foreign jurisdiction under the laws of which such Person is organized or any political subdivision thereof, and (iii) are imposed on a Person's overall gross or net income (and franchise taxes imposed on or measured by income, earnings or retained earnings) by the state or foreign jurisdiction of its principal office, Eurodollar Lending Office or in which such Person is "doing business" or any political subdivision thereof.

                  "Indebtedness" means, as to any Person (without duplication),
                   ------------
         (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable
                                     ---------
         in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness,
                 ---------
         (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Interest Rate Protection Agreements.

                  "Intangible Assets" means assets that are considered
                   -----------------
         intangible assets under GAAP, including customer lists, goodwill,
                                       ---------
         covenants not to compete, copyrights, trade names, trademarks and patents.

                  "Interest Expense" means, with respect to any Person and as of
                   ----------------
         the last day of any fiscal period, the sum of (a) all interest, fees,
                                                ------
         charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related
                         ---------
         expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP plus (b) the portion of rent paid or payable (without duplication)
              ----
         for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                  "Interest Rate Protection Agreement" means a written agreement
                   ----------------------------------
         between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

                  "Investment" means, when used in connection with any Person,
                   ----------
         any investment by or of that Person, whether by means of purchase or other acquisition of stock or other Securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership, limited liability company
                       ---------
         and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of
                                                           -----
         capital with respect to such Investment which has actually been received in Cash or has been converted into Cash), without adjustment for subsequent increases or decreases in the value of such Investment.

                  "Issuing Lender" means Wells Fargo, when acting in its
                   --------------
         capacity as Issuing Lender under any of the Loan Documents (including
                                                                     ---------
         such other Persons that may act as agent for and on behalf of Wells Fargo) or any successor Issuing Lender.

                  "Laws" means, collectively, all international, foreign,
                   ----
         federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                  "Lender" means each Closing Date Lender and each lender that
                   ------
         may hereafter become a party to this Agreement pursuant to Section 2.9
                                                                    -----------
         or Section 11.8.
            ------------

                  "Letter of Credit" means any of the Commercial Letters of
                   ----------------
         Credit and the Standby Letters of Credit issued by the Issuing Lender under the Revolving Facility pursuant to Section 2.5, either as
                                                  -----------
         originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

                  "Letter of Credit Agreement" means either of the Commercial
                   --------------------------
         Letter of Credit Agreement or Standby Letter of Credit Agreement to be executed by Borrower as applicable, in the form of Exhibit C, either as
                                                            ---------
         originally executed or as it may from time to time be supplemented, modified, amended, extended, restated or supplanted.

                  "Lien" means any mortgage, deed of trust, pledge,
                   ----
         hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any conditional sale or other title retention agreement,
         ---------
         any lease in the nature of a security interest, and/or the filing of any financing statement (other than a precautionary financing
                                  ----- ----
         statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable Law of any jurisdiction with respect to any Property.

                  "Loan Documents" means, collectively, this Agreement, the
                   --------------
         Notes, the Guaranty, any Letter of Credit Agreement, any Request for Borrowing, any Request for Letter of Credit (and any corresponding application and/or reimbursement agreement with respect to any Letter of Credit), any Compliance Certificate, and any other agreements of any type or nature hereafter executed and delivered by Borrower or any other Party to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, including any Interest Rate Protection Agreement relating to Advances made under this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                  "Margin Stock" means "margin stock" as such term is defined in
                   ------------
         Regulation U.

                  "Material Adverse Effect" means any set of circumstances or
                   -----------------------
         events which (a) has had or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) has been or would reasonably be expected to be material and adverse to the business, condition (financial or otherwise) or operations of Parent, Borrower and its Subsidiaries, taken as a whole, (c) has materially impaired or would reasonably be expected to materially impair the ability of Parent, Borrower or any of their Subsidiaries to perform the Obligations, or (d) has materially impaired or would reasonably be expected to materially impair the ability of Borrower to perform its Obligations under the Loan Documents.

                  "Material Contracts" means, collectively, (a) the agreements
                   ------------------
         identified on Schedule 1.2 attached hereto and (b) any other agreement
                       ------------
         that would, if terminated, materially affect the business, condition (financial or otherwise), prospects or operations of Borrower, Parent and their collective Subsidiaries, taken as a whole.

                  "Maturity Date" means the earlier of (a) March 1, 2005 and (b)
                   -------------
         the termination or cancellation of the Revolving Facility (and all of the Commitments pertaining thereto) pursuant to the terms of this Agreement.

                  "Maximum Revolving Credit Amount" means $100,000,000 or such
                   -------------------------------
         higher amount as may be provided pursuant to Section 2.9.
                                                      -----------

                  "Moody's" means Moody's Investor Service, Inc. and its
                   -------
         successors.

                  "Multiemployer Plan" means any employee benefit plan of the
                   ------------------
         type described in Section 4001(a)(3) of ERISA to which Borrower or any of its

         ERISA Affiliates contributes, is obligated to contribute or has had an obligation to contribute.

                  "Negative Pledge" means a Contractual Obligation which
                   ---------------
         contains a covenant binding on Borrower, Parent or any of their collective Subsidiaries that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation
         ----- ----
         granting or relating to a particular Permitted Encumbrance which affects only the Property that is the subject of such Permitted Encumbrance, (b) any such covenant that does not apply to Liens securing the Obligations, (c) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or the assignment, encumbrance or hypothecation of such lease, license or other contract, (d) any restriction imposed pursuant to an agreement entered into in connection with a sale or other disposition permitted pursuant hereto pending the closing of such sale or other disposition, (e) any restriction contained in the agreements governing any Indebtedness permitted pursuant to Section 6.10.

                  "Net Income" means, with respect to any fiscal period, the
                   ----------
         consolidated net income of Borrower, Parent and their collective Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

                  "Net Interest Expense" means Interest Expense minus cash
                   --------------------
         interest income, provided that in no event shall Net Interest Expense be less than zero.

                  "Note" means any of the promissory notes made by Borrower to a
                   ----
         Lender evidencing Advances under that Lender's Commitment, substantially in the form of Exhibit D, either as originally executed
                                      ---------
         or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "Obligations" means all present and future obligations of
                   -----------
         every kind or nature of Borrower at any time and from time to time owed to the Lenders, the Administrative Agent and/or the Issuing Lender, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as
                        ---------
         obligations of payment, and including interest that accrues after the
                                     ---------
         commencement of any proceeding under any Debtor Relief Law by or against Borrower.

                  "Opinion of Counsel" means the favorable written legal opinion
                   ------------------
         of Dow, Lohnes & Albertson, PLLC, special counsel to Borrower, substantially in the form of Exhibit E.
                                      ---------

                  "Parent" means West Marine, Inc., a Delaware corporation.
                   ------

                  "Party" means any Person other than Lenders and/or
                   -----
         Administrative Agent, which now or hereafter is a party to any of the Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any
                   ----
         successor thereof established under ERISA.

                  "Pension Plan" means any "pension plan" (as such term is
                   ------------
         defined in Section 3(2) of ERISA) that is subject to the minimum funding rules of Section 302 of ERISA or Title IV of ERISA or is a 401(k) plan, other than a Multiemployer Plan, which is maintained by
                      ----- ----
         Borrower or to which Borrower contributes or has or has had an obligation to contribute.

                  "Permitted Acquisition" means an Acquisition by Borrower,
                   ---------------------
         Parent or any wholly-owned Subsidiary of Borrower or Parent of all or substantially all of the assets of, or all of the capital stock or other equity interests of, an Acquired Person engaged in the same line(s) of business as Parent, provided, that:
                                        --------

                           (a) if such Acquisition is of all of the capital stock or other equity interests of the Acquired Person, such Acquired Person is merged with and into Borrower or Parent or such Subsidiary substantially simultaneously with such party's acquisition of such capital stock or other equity interests or becomes a wholly-owned Subsidiary of Borrower or Parent or such Subsidiary;

                           (b) in the case of the Acquisition of the capital stock or other equity interest of an Acquired Person, the board of directors (or comparable governing body) of such Acquired Person shall have duly approved such Acquisition;

                           (c) with respect to Acquisitions with a cash
         purchase price which individually exceeds $2,500,000 or in the aggregate during any Fiscal Quarter exceeds $5,000,000, Borrower shall have delivered a pro-forma Compliance Certificate for the most recently completed Rolling Period, demonstrating that, upon giving effect to the proposed Acquisition as of the last day of such Rolling Period, Borrower, Parent and their collective Subsidiaries shall be in compliance with the covenants set forth in Article 6 hereof;
                                                    ---------

                           (d) such Acquired Person shall have had a positive "EBITDA" for the twelve-month fiscal period immediately preceding the date of such Acquisition (with EBITDA calculated for such Acquired Person in a manner consistent with the calculation of EBITDA for Borrower, Parent and their collective Subsidiaries specified herein);

                           (e) at the time of such Acquisition, each of the representations and warranties contained in the Loan Documents shall be true and correct in all material respects (except to the extent
                                                       ------
         such representations and warranties expressly relate to an earlier date), no Default or Event of Default shall have occurred and remain in effect and after giving effect to such Acquisition, on a pro forma combined basis, (i) no Default or Event of Default would have occurred at any time during the twelve-month fiscal period immediately preceding the date of such Acquisition assuming that such Acquisition had occurred on the first day of such period and (ii) Borrower, Parent and their collective Subsidiaries, on a projected basis, will be in compliance with Article 6 hereof, as of each of the four Fiscal
                         ---------
         Quarters ending after the date of the Acquisition, as reflected in updated projections provided by Borrower to the Administrative Agent and the Lenders prior to the effective date of such Acquisition;

                           (f) if such Acquisition involves the purchase of an interest in a partnership between Borrower or Parent (or a Subsidiary of Borrower or Parent) as a general partner and entities unaffiliated with Borrower or Parent or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by Borrower or Parent newly formed for the sole purpose of effecting such transaction;

                           (g) the Indebtedness assumed and/or consideration paid or payable in cash in connection with such Acquisition, when taken together with each other Permitted Acquisition consummated since the Closing Date shall not exceed $25,000,000 in the aggregate.

                  "Permitted Encumbrances" means:
                   ----------------------

                           (a) Inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves in accordance with GAAP have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations
                   --------
         secured by such Liens, no such Property is subject to an impending risk of loss or forfeiture;

                           (b) Liens for taxes, assessments or other
         governmental charges or levies on Property which are not yet past due; or Liens for taxes, assessments or other governmental charges or levies on Property for which adequate reserves in accordance with GAAP have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided
                                                         --------
         that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to an impending risk of loss or forfeiture;

                           (c) defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                           (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                           (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                           (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

                           (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                           (h) present or future zoning Laws or other Laws restricting the occupancy, use, or enjoyment of Property;

                           (i) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business
                 ---    ---
         with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate
                                  --------
         reserves in accordance with GAAP have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to an impending risk of loss or forfeiture;

                           (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                           (k) rights of lessors and tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

                           (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                           (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, provided the aggregate value of all
                                             --------
         such pledges and deposits (excluding the property subject to such lease) in connection with any such lease does not at any time exceed 10% of the annual fixed rentals payable under such lease;

                           (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other
                                                                         -----
         than contracts creating or evidencing an extension of credit to the
         ----
         depositor);

                           (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                           (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower;

                           (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds;

                           (r) Judgment or judicial attachment liens either stayed, bonded or not to exceed $10,000,000 in the aggregate;

                           (s) Liens consisting of pledges of Cash, Cash Equivalents or Government Securities to secure permitted Interest Rate Protection Agreements, with the aggregate value of such collateral collectively not to exceed $1,000,000;

                           (t) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

                           (u) Liens on Property acquired by Borrower, Parent or any of their Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition provided that the aggregate amount of Indebtedness of Borrower, Parent and their Subsidiaries secured by such liens shall not at any time exceed $5,000,000; and

                           (v) Liens securing Indebtedness permitted by Sections 6.10(d) and/or 6.10(e) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness.

                  "Permitted Right of Others" means a Right of Others consisting
                   -------------------------
         of (a) an interest (other than a legal or equitable co-ownership
                             ----- ----
         interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance or other encumbrance permitted pursuant to Section 6.9, (c) the subordination of a lease or sublease
                     -----------
         in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

                  "Person" means any individual or entity, including a trustee,
                   ------                                  ---------
         corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

                  "Pricing Occurrence" means with respect to any change in the
                   ------------------
         ratio of Funded Debt plus six times Rental Expense to EBITDAR which results in a change in the Applicable Pricing Level, the date which is five (5) Banking Days after the Administrative Agent has received evidence reasonably satisfactory to it of such change.

                  "Pricing Period" means (a) the period commencing on the
                   --------------
         Closing Date and ending on the first Pricing Occurrence to occur thereafter and (b) each subsequent period commencing on the date of a Pricing Occurrence and ending on the next Pricing Occurrence to occur.

                  "Prime Rate" means the rate of interest most recently
                   ----------
         announced within Wells Fargo, at its principal office in San Francisco, California, as its "prime rate." The "prime rate" is one of several base rates used by Wells Fargo and serves as the basis upon which effective rates of interest are calculated for loans and other credits making reference thereto. The "prime rate" is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in the Prime
         Rate shall take effect on the day the change is announced within Wells Fargo.

                  "Projections" means the financial projections of Borrower,
                   -----------
         Parent and their collective Subsidiaries heretofore distributed by or on behalf of Borrower to the Administrative Agent, a true and correct copy of which is attached to the Certificate of Senior Officer described in Section 8.1(a)(8).
                      -----------------

                  "Property" means any interest in any kind of property or
                   --------
         asset, whether real, personal or mixed, or tangible or intangible.

                  "Pro Rata Share" of any amount means, with respect to any
                   --------------
         Lender at any time, the product of (a) a fraction the numerator of
                                 ------- --
         which is the amount of such Lender's Commitment (or, if such Commitment shall have expired or been terminated, the amount of such Lender's Advances), and the denominator of which is the aggregate Commitments or Advances, as the case may be, at such time, multiplied by (b) such
                                                     ----------
         amount. Schedule 1.1 sets forth the Pro Rata Shares of the Closing Date
                 ------------
         Lenders as of the Closing Date.

                  "Quarterly Payment Date" means the last day of each of
                   ----------------------
         Borrower's Fiscal Quarters as set forth in Exhibit I attached hereto.

                  "Real Property" means, as of any date of determination, all
                   -------------
         real property then or theretofore owned, leased or occupied by Borrower, Parent or any of their collective Subsidiaries.

                  "Regulation D" means Regulation D, as at any time amended, of
                   ------------
         the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                  "Regulation U" means Regulation U, as at any time amended, of
                   ------------
         the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                  "Rental Expense" means, to the extent not calculated as
                   --------------
         Interest Expense, the sum of (a) all rental payments under building leases (including base rent, percentage rent, common area payments and real estate taxes), plus (b) all rent payments under equipment
                             ----
         operating leases, plus (c) all other rental expense, minus (d) all
                           ----                               -----
         sublease revenue.

                  "Request for Borrowing" means a written request for a
                   ---------------------
         Borrowing substantially in the form of Exhibit F, signed by a
                                                ---------
         Responsible Official of Borrower, and properly completed to provide all information required to be included therein.

                  "Request for Continuation/Conversion" means a written request
                   -----------------------------------
         to Continue or Convert a Borrowing substantially in the form of Exhibit G, signed by a Responsible Official of Borrower, and properly
         ---------
         completed to provide all information required to be included therein.

                  "Request for Letter of Credit" means a written request for a
                   ----------------------------
         Letter of Credit substantially in the form of Exhibit H, signed by a
                                                       ---------
         Responsible Official of Borrower, and properly completed to provide all information required to be included therein.

                  "Requirement of Law" means, as to any Person, the articles or
                   ------------------
         certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Requisite Lenders" means at any time Lenders owed or holding
                   -----------------
         in the aggregate more than 50% of the sum of (a) the then aggregate
                                               --- --
         unpaid principal amount of the Advances plus (b) the then Aggregate
                                                 ----
         Effective Amount (to the extent not then included as Advances) plus (c)
                                                                        ----
         the then aggregate unused portion of the Commitments, provided that if there are two (2) or more Lenders, in no event shall Requisite Lenders be fewer than two (2) Lenders.

                  "Responsible Official" means, as to any Person, (a) when used
                   --------------------
         with reference to a Person other than an individual, for a corporation, a senior vice president or higher corporate officer of such Person (including any Senior Officer), general partner of such Person, corporate officer of a corporate general partner of such Person, corporate officer of a corporate general partner of a partnership that is a general partner of such Person, manager or managing member (in the case of a Person that is a limited liability company), or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower, Parent or any of their collective Subsidiaries as having been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of Borrower, Parent or such Subsidiary.

                  "Revolving Credit Facility Usage" means, as of any date of
                   -------------------------------
         determination, the sum of (a) the aggregate principal amount of funded Indebtedness then outstanding under the Notes plus (b) the Aggregate
                                                       ----
         Effective Amount under all outstanding Letters of Credit plus (c) the
                                                                  ----
         Swing Line Outstandings.

                  "Revolving Facility" means the revolving credit facility
                   ------------------
         provided hereunder in respect of the aggregate Commitments.

                  "Right of Others" means, as to any Property in which a Person
                   ---------------
         has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right
                                                   ---------
         to acquire a Lien; provided, however, that (a) no covenant restricting
                            --------  -------
         the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

                  "Rolling Period" means any period of four consecutive Fiscal
                   --------------
         Quarters of Borrower, Parent and their collective Subsidiaries.

                  "S&P" means Standard & Poor's Ratings Group, a division of
                   ---
         McGraw Hill, Inc. and its successors.

                  "Sale and Leaseback" means, with respect to any Person, the
                   ------------------
         sale of Property owned by that Person (the "Seller") to another Person (the "Buyer"), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.

                  "Security" means any capital stock, share, voting trust
                   --------
         certificate, bond, debenture, note or other evidence of Indebtedness, limited partnership interest, member interest, or any warrant, option or other right to purchase or acquire any of the foregoing.

                  "Senior Officer" means (a) the chief executive officer, (b)
                   --------------
         the president, (c) any executive vice president, (d) the chief financial officer or (e) the treasurer or controller, in each case of any Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Senior Officer of Borrower, Parent or any of their collective Subsidiaries as having been authorized by all necessary corporate, partnership, limited liability company and/or action on the part of Borrower, Parent or such Subsidiary.

                  "Solvent" means, as of any date of determination, and as to
                   -------
         any Person, that on such date: (a) the fair valuation of the assets of such Person is greater than the fair valuation of such Person's probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature; (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, which would leave such Person with assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction (including, in the case of Borrower, the transactions
                         ---------
         occurring on the Closing Date); and (d) such Person is generally paying its debts as they become due. For purposes of the foregoing (1) the "fair valuation" of any assets means the amount realizable within a reasonable time, either through collection or sale, of such assets at their regular market value, which is the amount obtainable by a capable and diligent businessman under no compulsion to sell from an interested buyer willing to purchase such assets within a reasonable time under ordinary circumstances; and (2) the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent.

                  "Special Eurodollar Circumstance" means the application or
                   -------------------------------
         adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority.

                  "Stockholders' Equity" means, as of any date of determination
                   --------------------
         and with respect to Borrower, Parent and their collective Subsidiaries, the consolidated stockholders' equity of Borrower, Parent and their collective Subsidiaries as of that date determined in accordance with GAAP; provided that there shall be excluded from Stockholders' Equity
               --------
         any amount attributable to Disqualified Stock.

                  "Swing Line" means the revolving line of credit established by
                   ----------
         the Swing Line Lender in favor of Borrower pursuant to Section 2.8.
                                                                -----------

                  "Swing Line Note" means the promissory note executed by
                   ---------------
         Borrower in favor of the Swing Line Lender in connection with the Swing Line.

                  "Swing Line Lender" means Wells Fargo.
                   -----------------

                  "Swing Line Loans" means loans made by the Swing Line Lender
                   ----------------
         to Borrower pursuant to Section 2.8.
                                 -----------

                  "Swing Line Outstandings" means, as of any date of
                   -----------------------
         determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

                  "Subordinated Obligations" means, as of any date of
                   ------------------------
         determination (without duplication), any Indebtedness of Borrower, Parent or any of their collective Subsidiaries on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Requisite Lenders and contains such
                                                          ---
         other protective terms with respect to senior debt (such as payment blockage) as the Requisite Lenders may reasonably require.

                  "Subsidiary" means, as of any date of determination and with
                   ----------
         respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the Securities having ordinary voting power for the election of directors or other governing body (other than Securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries. Any reference to a "Subsidiary" or "Subsidiaries" shall, unless otherwise provided, be deemed to be a reference to a Subsidiary (or Subsidiaries, as the case may be) of Borrower.

                  "Tangible Net Worth" means, on a consolidated basis for
                   ------------------
         Parent, Borrower and their Subsidiaries, the aggregate of Stockholders' Equity, minus the aggregate of any Intangible Assets and any
                 -----
         Indebtedness due from stockholders, employees and/or affiliates, and minus equity resulting from the exercise of employee stock options.
         -----

                  "Termination Date" means the date on which the Advances and
                   ----------------
         all other Obligations under this Agreement and the other Loan Documents are fully and finally paid in full, in Cash, and Borrower shall have no further right to borrow any monies or obtain other credit extensions or financial accommodations under this Agreement or any of the other Loan Documents.

                  "to the best knowledge of" means, when modifying a
                   ------------------------
         representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                  "Type" refers to the distinction between Advances bearing
                   ----
         interest at the Alternate Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UCC" means the Uniform Commercial Code as the same may from
                   ---
         time to time be enacted and in effect in the State of California; provided that, in the event by reason of mandatory provisions of law,
         --------
         any or all of the attachment, perfection or priority of the Administrative Agent's or any Lender's Lien on any collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "UCC" shall
                      ----- ----                                    ---
         mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Wells Fargo" means Wells Fargo Bank, National Association.
                   -----------

                  1.2  Use of Defined Terms. Any defined term used in the
                       --------------------
plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                  1.3  Accounting Terms; Covenant Calculations. All accounting
                       ---------------------------------------
terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Sections 6.12 and 6.13 would then be calculated in a different manner or with different components, (i) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.

                  1.4  Rounding. Any financial ratios required to be maintained
                       --------
by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

                  1.5  Exhibits and Schedules. All Exhibits and Schedules to
                       ----------------------
this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

                  1.6  References to "Borrower, Parent and their collective
                       ----------------------------------------------------
Subsidiaries". Any reference herein to "Borrower, Parent and their collective
------------
Subsidiaries" or the like shall refer solely to Borrower or to Parent during such times, if any, as Borrower or Parent shall have no Subsidiaries.

                  1.7  Miscellaneous Terms.  The term "or" is disjunctive; the
                       -------------------
term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   Article 2.
                         ADVANCES AND LETTERS OF CREDIT

          2.1     Advances-General.
                  -----------------

                  (a) Subject to the terms and conditions set forth in this Agreement, from time to time on any Banking Day during the period from the Closing Date through the Maturity Date, each Lender severally agrees to make Advances ("Advances") to Borrower under the Revolving
                                   --------
         Facility in such amounts as Borrower may request provided that, after
                                                          -------- ----
         giving effect to such Advances, (i) Revolving Credit Facility Usage does not exceed the Maximum Revolving Credit Amount and (ii) as to each Lender, such Lender's Pro Rata Share of Revolving Credit Facility Usage does not exceed such Lender's Commitment. All Advances shall be made by the Lenders ratably according to their respective Commitments.

                           Within the limits of each Lender's Commitment in effect from time to time and subject to the foregoing, Borrower may borrow under this Section 2.1(a), prepay Advances pursuant to Section
                           --------------                              -------
         3.1 and reborrow under this Section 2.1(a).
         ---                         --------------

                  (b) Subject to the next sentence, each Borrowing shall be made pursuant to a Request for Borrowing which shall specify (i) the date of such requested Borrowing, (ii) the Type of Advances comprising such Borrowing, (iii) the amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, the Eurodollar Period therefor. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary not less than three (3) days prior to the date of any Borrowing, a Borrowing may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Borrowing (conforming to the preceding sentence) in person or by telecopier to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for a Borrowing purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

                  (c) Promptly following receipt of a Request for Borrowing, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date of the requested Borrowing, the Type of Advances comprising such Borrowing, the Eurodollar Period (if applicable), and the amount corresponding to that Lender's ratable share of the Borrowing. Not later than 1:00 p.m., California time, on the date specified for any Borrowing (which must be a Banking Day), each Lender shall make its ratable share of the Borrowing in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be
                                            ---------
         credited on that date in immediately available funds to the Designated Deposit Account.

                  (d) Anything in paragraph (b) above to the contrary notwithstanding, Borrower may not (a) request Alternate Base Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $500,000 (and any such Borrowing exceeding such minimum amount shall be in an integral multiple of $100,000), provided that
                                                               --------
         the foregoing minimum amount shall not apply to an Alternate Base Rate Advance that causes the aggregate amount borrowed under the Revolving Facility to equal the full amount available for Advances hereunder, or
         (b) elect Eurodollar Rate Advances for any Borrowing (i) if the aggregate amount of such Borrowing is less than $1,000,000 (and any such Borrowing exceeding such minimum amount shall be in an integral multiple of $100,000) or (ii) if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section
                                                                      -------
         2.4, 3.5 or 3.6.
         ---  ---    ---

                  (e) The Advances made by each Lender under its Commitment shall be evidenced by that Lender's Note.

                  (f) A Request for Borrowing shall be irrevocable upon the Administrative Agent's first notification thereof.

                  (g) The Administrative Agent, on behalf of the Lenders, is hereby authorized to make Borrowings available to Borrower upon fulfillment of the applicable conditions set forth in Article 8. Upon
                                                               ---------
         fulfillment of such applicable conditions, the proceeds of Borrowings shall either be credited in immediately available funds to the Designated Deposit Account or remitted directly to one or more third parties, as directed by Borrower and approved by the Administrative Agent. The proceeds of any Borrowing consisting of Eurodollar Rate Advances shall be so credited or remitted on the first day of the applicable
         Eurodollar Period for such Borrowings.

         2.2      Alternate Base Rate Advances. Each request by Borrower for a
                  ----------------------------
Borrowing comprised of Alternate Base Rate Advances shall be made pursuant to a Request for Borrowing (or telephonic or other request for Borrowing referred to in the second sentence of Section 2.1(b), if applicable) received by the
                          --------------
Administrative Agent, at the Administrative Agent's Office, not later than 1:00 p.m. California time, at least one (1) Banking Day before the requested Borrowing. All Advances shall constitute

Alternate Base Rate Advances unless properly designated as a Eurodollar Rate Advance pursuant to Section 2.3 or 2.4.
                    -----------    ---

         2.3      Eurodollar Rate Advances.
                  ------------------------

                  (a) Each request by Borrower for a Borrowing comprised of Eurodollar Rate Advances shall be made pursuant to a Request for Borrowing (or telephonic or other request for Borrowing referred to in the second sentence of Section 2.1(b), if applicable) received by the
                                --------------
         Administrative Agent, at the Administrative Agent's Office, not later than 11:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

                  (b) On the date which is two (2) Eurodollar Banking Days
                 before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                  (c) Unless the Administrative Agent otherwise consents, Eurodollar Rate Advances may not be outstanding under more than five
         (5) separate Eurodollar Periods at any one time.

                  (d) No Borrowing comprised of Eurodollar Rate Advances may be requested during the continuation of a Default or Event of Default.

                  (e) Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

          2.4     Conversion and Continuation of Advances.
                  ---------------------------------------

                  (a) Optional Conversion. Borrower may on any Banking Day,
                      -------------------
upon notice given to the Administrative Agent not later than 11:00 a.m. (California time) on the third Eurodollar Banking Day prior to the date of a proposed Conversion if the Conversion is into Eurodollar Rate Advances, or one Banking Day prior to the date of a proposed Conversion if the Conversion is into Alternate Base Rate Advances, and subject to the provisions of Sections
3.5 and 3.6, Convert all or any portion of the Advances of one Type outstanding under the Revolving Facility (and, in the case of Eurodollar Rate Advances, having the same Eurodollar Period) into Advances of the other Type under the Revolving Facility; provided that any Conversion of Eurodollar Rate Advances into Alternate Base Rate Advances on other than the last day of a Eurodollar Period for such Eurodollar Rate Advances shall be subject to Section 3.6(e), any Conversion of Alternate Base Rate Advances into Eurodollar Rate

Advances shall be in an amount not less than $1,000,000 or integral multiples of $100,000 in excess thereof and no Conversion of any Advances shall result in more than five (5) separate Eurodollar Periods being outstanding under the Revolving Facility. Each such notice of Conversion shall be made pursuant to a Request for Continuation/Conversion and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount and Type of the Advances (and, in the case of Eurodollar Rate Advances, the Eurodollar Period therefor) to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Eurodollar Period for such Advances. Each request for Conversion shall be irrevocable and binding on Borrower.

                  (b) Certain Mandatory Conversions.
                      -----------------------------

                     (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000 such Advances shall automatically Convert into Alternate Base Rate Advances.

                     (ii) If Borrower shall fail to select the duration of any Eurodollar Period for any outstanding Eurodollar Rate Advances in accordance with the provisions contained in Section 2.1(b) and in
                                                     --------------
         clause (a) or (c) of this Section 2.4, each such Eurodollar Rate
         ----------    ---         -----------
         Advance will automatically, on the last day of the then existing Eurodollar Period therefor, Convert into an Alternate Base Rate Advance.

                     (iii) Upon the occurrence and during the continuance of any Event of Default, upon notice from the Administrative Agent to Borrower at the request of the Requisite Lenders, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Eurodollar Period therefor, Convert into an Alternate Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended.

                  (c) Continuations. Borrower may, on any Eurodollar Banking
                      -------------
Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (California time) on the third Eurodollar Banking Day prior to the date of the proposed Continuation and subject to the provisions of Sections 3.5 and 3.6,
                                                       ------------     ---
Continue all or any portion of the Eurodollar Rate Advances outstanding under a Facility having the same Eurodollar Period; provided that any such Continuation
                                            --------
shall be made only on the last day of a Eurodollar Period for such Eurodollar Rate Advances, no Continuation of Eurodollar Rate Advances shall be in an amount less than $1,000,000 and no Continuation of any Eurodollar Rate Advances shall result in more than five (5) separate Eurodollar Periods being outstanding under the Revolving Facility. Each such notice of Continuation shall be made pursuant to a Request for Continuation/Conversion and shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the aggregate amount of, and the Eurodollar Period for, the Advances being Continued and (iii) the duration of the initial Eurodollar Period for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on Borrower.

          2.5      Letters of Credit.
                   -----------------

                   (a) Letters of Credit.
                       -----------------

                       (i) Standby Letter of Credit. Subject to the terms and
                           ------------------------
         conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Lender shall issue such Standby Letters of Credit under the Revolving Facility as Borrower may request by a Request for Standby Letter of Credit; provided that
                                                            --------
         giving effect to all such Standby Letters of Credit, (i) Revolving Credit Facility Usage does not exceed the Maximum Revolving Credit Amount, (ii) the Aggregate Effective Amount under all outstanding Standby Letters of Credit shall not exceed $5,000,000, and (iii) as to each relevant Lender, such Lender's Pro Rata Share of Revolving Credit Facility Usage does not exceed such Lender's Commitment.

                       (ii) Commercial Letter of Credit. Subject to the terms
                            ---------------------------
         and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Lender shall issue such Commercial Letters of Credit under the Revolving Facility as Borrower may request by a Request for Commercial Letter of Credit;
                                                                   --------
         provided that giving effect to all such Commercial Letters of Credit,
         (i) Revolving Credit Facility Usage does not exceed the Maximum Revolving Credit Amount, (ii) the Aggregate Effective Amount under all outstanding Commercial Letters of Credit shall not exceed $15,000,000, and (iii) as to each relevant Lender, such Lender's Pro Rata Share of Revolving Credit Facility Usage does not exceed such Lender's Commitment.

Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Lender. Unless the Issuing Lender and the Requisite Lenders otherwise consent, the term of any Standby Letter of Credit shall not exceed 365 days, and the term of any Commercial Letter of Credit shall not exceed 180 days. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not extend beyond the Maturity Date. A Request for Letter of Credit shall be irrevocable absent the consent of the Issuing Lender.

                   (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least three (3) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such request, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent of the amount and terms thereof. A Request for Letter of Credit may be delivered to the Issuing Lender by facsimile by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering the signed original Request for Letter of Credit (conforming to the preceding sentence) to the Issuing Lender. The Issuing Lender shall incur no liability whatsoever hereunder in acting upon any Request for Letter of Credit received by facsimile purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Issuing Lender from any loss, cost, expense or liability as a result of so acting.

                   (c) Upon issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Lender in proportion to that Lender's Pro Rata Share of the Revolving Facility. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share of the Revolving Facility, reimburse the Issuing Lender through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                   (d) Borrower agrees to pay to the Issuing Lender through
         the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one
         (1) Banking Day after demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the rate applicable to Alternate Base Rate Advances under the Revolving Facility for the period commencing on the date of any such payment and continuing through the first Banking Day following such demand and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.5(c) for its Pro Rata Share of any payment made
                     --------------
         by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrower under this Section 2.5(d)
                                                                 --------------
         and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Upon receipt of any such reimbursement from Borrower, the Issuing Lender shall pay to the Administrative Agent, for the ratable benefit of those Lenders that had reimbursed the Issuing Lender pursuant to Section 2.5(c) for
                                                            --------------
         their respective Pro Rata Shares of any payment made by the Issuing Lender under a Letter of Credit to which such reimbursement applies, the amount of such reimbursement.

                   (e) Borrower may, pursuant to a Request for Borrowing, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.5(d). The proceeds of such
                                           --------------
         Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                   (f) If Borrower fails to make the payment required by Section
                                                                         -------
         2.5(d) within the time period therein set forth, in lieu of the
         ------
         reimbursement to the Issuing Lender under Section 2.5(c) the Issuing
                                                   --------------
         Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under the Revolving Facility in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances
                  ---------
         shall be paid to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                   (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, provided that the payment of fees shall be in accordance with the Issuing Lender's customary schedules for such services.

                   (h) Upon the occurrence and during the continuance
         of an Event of Default, Borrower shall deposit in an account with the Issuing Lender (the "Letter of Credit Collateral Account"), an amount
                              -----------------------------------
         in cash, or shall deliver to Issuing Lender a standby letter of credit issued by a bank and having terms and conditions acceptable to Administrative Agent, in an amount equal to the aggregate amount of issued and outstanding Letters of Credit as of such date. The Issuing Lender shall retain the amounts in the Letter of Credit Collateral

         Account or the standby letter of credit as security for the payment and performance of all obligations of Borrower with respect to then outstanding Letters of Credit. In the event any Letter of Credit is drawn on subsequent to Borrower's satisfaction of its obligations under this subparagraph (h), Issuing Lender may use funds in the Letter of Credit Collateral Account or draw on the standby letter of credit delivered hereunder to reimburse Issuing Lender for amounts paid by Issuing Lender under such drawn Letter of Credit. Upon the cure or waiver of any Event of Default (so long as no other Event of Default has occurred and is continuing), all amounts held in the Letter of Credit Collateral Account and any letter of credit delivered pursuant to this Section shall be returned to Borrower.

                   (i) The obligation of Borrower to pay to the Issuing
         Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Section 5108 of the UCC. Without limiting the foregoing, so long as the Issuing Lender has complied with Section 5108 of the UCC, Borrower's obligations shall not be affected by any of the following circumstances:

                       (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                       (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the written consent of Borrower executed by a Responsible Official of Borrower;

                       (iii) the existence of any claim, setoff, defense, or other rights that Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any Persons for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                       (iv) any demand, statement, or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document reasonably appeared to comply with the terms of the Letter of Credit;

                       (v) payment by the Issuing Lender in good faith under
                  the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                       (vi) the existence, character, quality, quantity,
                  condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                       (vii) the time, place, manner, order or contents of
                  shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                       (viii) the solvency or financial responsibility of any
                  party issuing any documents in connection with a Letter of Credit;

                       (ix) any failure or delay in notice of shipments or
                  arrival of any Property;

                       (x) any error in the transmission of any message
                  relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                       (xi) any error, neglect or default of any correspondent
                  of the Issuing Lender in connection with a Letter of Credit (provided that Issuing Lender shall use best efforts to resolve any such error, neglect or default with such correspondent on Borrower's behalf and further agrees to use its standard policies in selecting a correspondent);

                       (xii) any consequence arising from acts of God, war,
                  insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender; and

                       (xiii) so long as the Issuing Lender in good faith
                  determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; provided, however,
                                                         --------  -------
                  that no such payment shall be deemed a waiver or release by Borrower of any claim it may have against the Issuing Lender.

                       (j) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.6
                                                                 ------------
     (subject to the standards set forth therein), mutatis mutandis.
                                                   ------- --------

                       (k) The Uniform Code of Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

                  2.6  Termination or Reduction of the Commitments.
                       -------------------------------------------

                       (a)  Optional. Borrower may at any time or from
                            --------
time to time, upon not less than three (3) Banking Days' notice to the Administrative Agent, terminate in whole or reduce in part the Commitments, provided that each partial reduction of the Commitments shall be in an
--------
aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

                       (b)  Mandatory. The Commitments shall be
                            ---------
automatically and permanently reduced to zero on the Maturity Date.

                       (c)  Reduction Pro Rata; No Reinstatements. Each
                            -------------------------------------
reduction of the Commitments shall be applied to the respective Commitments of the Lenders according to their respective Pro Rata Shares. Commitments once terminated or reduced may not be reinstated.

                  2.7  Administrative Agent's Right to Assume Funds
                       --------------------------------------------
Available for Advances. Unless the Administrative Agent shall have been
----------------------
notified by any relevant Lender no later than 10:00 a.m., California time, on the Banking Day of the proposed funding by the Administrative Agent of any Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative

Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  2.8  Swing Line.
                       ----------

                       (a)  The Swing Line Lender shall from time to time
     from the Closing Date through the day prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (a) after giving effect to such Swing Line Loan, Revolving Credit Facility Usage Edoes not exceed the Maximum Revolving Credit Amount, (b) after giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $10,000,000 and/or, (c) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default if written notice of such Event of Default shall have been provided to Swing Line Lender by the Administrative Agent or a Lender sufficiently in advance of the making of such Swing Line Loan. Borrower may borrow, repay and reborrow under this Section. Borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 (or the remaining availability under the Swing Line) upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 2:00 p.m., California time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier or electronic mail). Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability for Loans will exist under
     Section 2.1(a) (and such verification shall be promptly confirmed in
     -------------
     writing by telecopier or electronic mail). Each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 (or the Swing Line Outstandings). Borrower shall notify the Swing Line Lender of its intention to make a repayment of a Swing Line Loan not later than 1:00 p.m. California time on the date of repayment. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

                       (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the
                                                                 ----
     Applicable Alternate Base Rate Margin. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).
     ----------

                       (c)  Subject to subsection (e) below, the principal
                                       --------------
     amount of all Swing Line Loans shall be due and payable on the earlier of
     (i) the maturity date agreed to by the Swing Line Lender and Borrower with respect to such loan (which maturity date shall not be a date more than ten (10) consecutive Banking Days from the date of advance thereof) or
     (ii) the Maturity Date.

                       (d)  Upon the making of a Swing Line Loan, each
     Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share of the Revolving Facility times the amount of the Swing Line Loan. Upon
                               -----
     demand made by the Swing Line Lender, each Lender shall, according to its Pro Rata Share of the Revolving Facility, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Lender shall be obligated to purchase its Pro Rata Share
     --------
     of (i) Swing Line Loans to the extent that, after giving effect to such Swing Line Loan, Revolving Credit Facility Usage exceeds the Maximum Revolving Credit Amount, (ii) Swing Line Loans to the extent that, after giving effect to such Swing Line Loan, Swing Line Outstandings exceed $10,000,000 and (iii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default if written notice of such Event of Default shall have been provided to Swing Line Lender by the Administrative Agent or a Lender sufficiently in advance of the making of such Swing Line Loan. Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

                       (e) In the event that any Swing Line Loan remains outstanding for ten (10) consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Lender to repay such Swing Line Loan, in full), Borrower shall request a Loan pursuant to

     Section 2.1(a) sufficient to repay the aggregate principal amount of such
     --------------
     Swing Line Loan together with any and all accrued and unpaid interest with respect thereto. In addition, the Swing Line Lender may, at any time, in its sole discretion, by written notice to Borrower and the Lenders, demand payment of the Swing Line Loans by way of an Advance in the full amount or any portion of the Swing Line Outstandings. In each case, the Administrative Agent shall automatically provide the responsive Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by
     Section 2.2 on any such date, the Administrative Agent may, but is not
     -----------
     required to, without notice to or the consent of Borrower, cause Alternate Base Rate Advances to be made by the Lenders under the Revolving Facility in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

                  2.9  Optional Increases to the Revolving Commitment.
                       ----------------------------------------------

                       (a)  Following the Closing Date, and provided no
     Event of Default has occurred and is continuing, the Borrower may from time to time through March 1, 2004, propose to increase the aggregate amount of the Commitment in accordance with this Section. The aggregate principal amount of the increases to the Commitment made pursuant to this Section (the amount of any such increase, the "Increased Commitment"),
                                                    --------------------
     shall not exceed $25,000,000. The Borrower shall provide at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders) of any requested Increased Commitment. Each Lender shall have the right (but not the obligation), for a period of 30 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to participate in the Increased Commitment to the extent of its Pro Rata Share of the Commitment. No Lender which fails to respond shall be deemed to have elected to increase its Pro Rata Share of the Commitment in response to a notice by the Borrower under this Section.

                       (b)  If any Lender party to this Agreement elects
     not to increase its Pro Rata Share of the Commitment pursuant to subsection (a) of this Section, the Borrower may designate one or more other lenders which qualify as Eligible Assignees (which may be, but need not be, existing Lenders) which at the time agrees to (i) in the case of any such designated Lender that is an existing Lender, increase its Pro Rata Share of the Commitment and (ii) in the case of any other such lender (an "Additional Lender"), become a party to this Agreement. The sum of the
          -----------------
     increases in the Pro Rata Shares of the Commitment of the existing
     Lenders pursuant to this subsection (b) plus the new commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitment.

                       (c) An increase in the aggregate amount of the Commitment pursuant to this Section shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Pro Rata Share of the Commitment is to be increased, setting forth the new Pro Rata Shares of the Commitment of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitment, amendments to any Loan Documents reasonably requested by the Administrative Agent in relation to the Increased Commitment (which amendments the Administrative Agent is hereby authorized to execute on behalf of the Creditors) and such opinions of counsel for the Borrower with respect to the Increased Commitments and other assurances as the Administrative Agent may reasonably request.

                                     Article 3.
                                PAYMENTS AND FEES

                  3.1  Principal and Interest.
                       ----------------------

                       (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                       (b) Interest accrued on each Alternate Base Rate Advance shall be due and payable on each Quarterly Payment Date. Except
                                                                      ------
     as otherwise provided in Section 3.7, the unpaid principal amount of any
                              -----------
     Alternate Base Rate Advance shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base
                                            ----
     Rate Margin. Each change in the interest rate under this Section 3.1(b)
                                                              -------------
     due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

                       (c)  Interest accrued on each Eurodollar Rate
     Advance which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Advance shall be due and payable on the date which is three months after the date such Eurodollar Rate Advance was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Section 3.7, the unpaid
                        -----                           -----------
     principal amount of any Eurodollar Rate Advance shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Advance plus the Applicable Eurodollar Rate Margin.
             ----

                       (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                            (i) the amount, if any, by which the principal Indebtedness evidenced by the Notes at any time exceeds the Maximum Revolving Credit Amount shall be payable immediately; and

                            (ii) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

                       (e)  The principal Indebtedness evidenced by the
     Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with
                                                             ------
     respect to any voluntary prepayment under this subsection, (i) any partial prepayment shall be not less than $1,000,000 and shall be an integral multiple of $100,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the date that is (x) in the case of a Eurodollar Rate Advance three (3) Banking Days before the date of prepayment and (y) in the case of an Alternate Base Rate Advance, one (1) Banking Day before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Advance(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Advance shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid, and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Advance on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.6(e).
                                           -------------

                  3.2  Unused Revolving Facility Commitment Fee. From the
                       ----------------------------------------
Closing Date through the Maturity Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the applicable Lenders in accordance with their respective Pro Rata Shares, a commitment fee equal to the Applicable Commitment Fee Margin times the average daily amount by which the
                                 -----
Maximum Revolving Credit Amount exceeds the sum of (a) the aggregate principal
                                            --- --
amount then outstanding under the Notes (exclusive of amounts funded under the Swing Line) plus (b) the Aggregate Effective Amount under all outstanding
            ----
Letters of Credit. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date.

                  3.3  Closing Fees; Arrangement Fee; Agency Fee etc.
                       ---------------------------------------------

                       (a) On the Closing Date, Borrower shall pay to the Closing Date Lenders, through the Administrative Agent, the closing fees in the amount heretofore agreed upon by letter agreement among Borrower and each Closing Date Lender. All such fees shall be fully earned when paid and shall be non-refundable.

                       (b) On the Closing Date, Borrower shall pay to the Administrative Agent, for the sole account of the Arranger, an arrangement fee in the amount heretofore agreed upon by letter agreement between Borrower and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facility under this Agreement, is fully earned as of the date hereof and is nonrefundable.

                       (c) Borrower shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

                  3.4  Letter of Credit Fees. With respect to each Letter of
                       ---------------------
Credit, Borrower shall pay the following fees:

                       (a)  Letters of Credit.
                            -----------------

                            (i)   Standby Letters of Credit. Concurrently
                                  -------------------------
          with the issuance of each Standby Letter of Credit and on each Quarterly Payment Date thereafter so long as such Standby Letter of Credit shall remain outstanding, to the Administrative Agent for the ratable accounts of the Lenders in accordance with their respective Pro Rata Shares, a Standby Letter of Credit fee in an amount equal to the product of the then Applicable Letter of Credit Fee Rate times the then outstanding undrawn amount of such Standby Letter of
          -----
          Credit, for the period commencing on such payment date and ending on the next succeeding Quarterly Payment Date or for the remaining term of such Standby Letter of Credit, whichever is shorter;

                            (ii)  Commercial Letters of Credit. Concurrently
                                  ----------------------------
          with the issuance of each Commercial Letter of Credit, to the Administrative Agent for the ratable accounts of the Lenders in accordance with their respective Pro Rata Shares, a one-time Commercial Letter of Credit fee equal to 0.25% (25 basis points) of the stated amount of such Commercial Letter of Credit; provided,
                                                                 --------
          however, that the applicable Commercial Letter of Credit fee
          -------
          payable in connection with the original issuance of any Commercial Letter of Credit (and on each anniversary date thereof if such Commercial Letter of Credit is renewed or extended) shall be no less than $250; and

                       (b) concurrently with the issuance of each Letter of Credit, and on each Quarterly Payment Date thereafter so long as such Letter of Credit shall remain outstanding, to the Issuing Lender for its own account, a fronting fee equal to 0.125% (12.5 basis points) per annum on the daily average stated amount of such Letter of Credit.

Computation of Letter of Credit fees shall be calculated based on a year of 360 days. In addition to the foregoing, in connection with a Letter of Credit and activity relating thereto, Borrower also shall pay amendment, transfer, issuance, negotiation and such other fees as the Issuing Lender normally charges, in the amounts set forth from time to time as the Issuing Lender's published scheduled fees for such services. Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

                  3.5  Increased Commitment Costs. If any Lender shall
                       --------------------------
determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling such Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five (5) days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that (i) Lenders notify
                                       --------
Borrower of such changes within 180 days after their occurrence, and (ii) Lenders are generally making claims for compensation for such changes against other similarly situated borrowers. Payments by Borrower hereunder shall not include (A) Income Taxes attributable to Lenders, and (B) any withholding taxes or other taxes based on gross income imposed by the United States of America on any Lender for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the
                                                        -------------
extent such forms are then required by applicable Laws. Each Lender shall promptly notify Borrower and the Administrative Agent of any event of which it has actual knowledge, occurring after the Closing Date, that will entitle such Lender to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it in any material respect. Any Lender demanding compensation under this Section shall include with its demand a statement setting forth in reasonable detail the basis upon which it has been determined that such compensation is due from Borrower, the calculation of the amount of compensation to be paid to it hereunder, which calculation shall be conclusive and binding, absent demonstrable error, and a certification that the corresponding costs have in fact been incurred by such Lender. In determining such amount such Lender may use any reasonable averaging and attribution methods. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

                  3.6  Eurodollar Costs and Related Matters.
                       ------------------------------------

                       (a)  In the event that any Governmental Agency
     imposes on any Lender after the Closing Date any reserve or comparable requirement (including any emergency, supplemental or other reserve but
                  ---------
     excluding any such amount included in the calculation of the Eurodollar
     Rate) with respect to the Eurodollar Obligations of that Lender, Borrower shall pay that Lender within five (5) days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advances in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (provided that Borrower shall not be obligated to pay
                           --------
     any such amount which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand and shall not be obligated to pay any such amount unless such Lender is generally making claims for compensation for such imposition against other similarly situated borrowers). Any Lender's determination of such amount shall be conclusive in the absence of manifest error.

                       (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                            (i) shall subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, excluding (A) Income Taxes and (B) any
                                    ---------
          withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then
                      -------------
          required by applicable Laws;

                            (ii)   shall impose, modify or deem applicable
          any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the
           ---------
          Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office, but excluding any such amount included in the calculation of the Eurodollar Rate); or

                            (iii)  shall impose on any Lender or its
          Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advances in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advances in the Designated Eurodollar Market); provided that Borrower shall not be obligated to pay any such
              --------
     amount (i) which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand and shall not be obligated to pay any such amount unless such Lender is generally making claims for compensation for any of the items listed in clauses (i), (ii) or (iii) above against other similarly situated borrowers. Payments by Borrower hereunder shall not include (A) Income Taxes attributable to Lenders, and
     (B) any withholding taxes or other taxes based on gross income imposed by the United States of America on any Lender for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then
                       -------------
     required by applicable Laws. A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

                        (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Borrowing consisting of Eurodollar Rate Advances, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's affected Eurodollar Rate Advances, automatically shall be converted to Alternate Base Rate Advances on either (i) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (ii) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s) and any interest accrued up to the date of such conversion shall be paid on the next Quarterly Payment Date. Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause such Lender to notify Borrower as set forth in the first sentence of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund any Eurodollar Rate Advance, such Lender shall fund such Eurodollar Dollar Rate Advance as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. In the event that any Lender's obligation to make Eurodollar Rate Advances has been suspended under this Section, such Lender shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

                        (d) If, with respect to any proposed Borrowing comprised of Eurodollar Rate Advances:

                             (i)   the Administrative Agent reasonably
          determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                             (ii)  the Requisite Lenders advise the
          Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (A) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (B) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

     then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended. Each Lender shall promptly notify the Administrative Agent and Borrower of the cessation of the circumstances described in clause (d)(ii) above, and the Administrative Agent shall promptly notify Borrower when the circumstances described in clause (d)(i) above no longer apply and shall promptly notify Borrower when the Requisite Lenders have notified the Administrative Agent of the cessation of the circumstances described in clause (d)(ii) above. Upon such notice from the Administrative Agent, the restrictions set forth in this subsection 3.6(d) shall no longer apply

                        (e)  Upon payment or prepayment of any Eurodollar
     Rate Advance on a day other than the last day in the applicable
     Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the breach by a Lender of its obligation pursuant to Section
                                                                     -------
     2.1(a)) to borrow on the date or in the amount specified for a Borrowing
     ------
     comprised of Eurodollar Rate Advances in any Request for Borrowing, Borrower shall pay to the appropriate Lender within five (5) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:
                                                       ---

                             (1)  $250; plus
                                        ----
                             (2)  the amount, if any, by which (i) the
          additional interest would have accrued on the amount prepaid or not borrowed at the Eurodollar Rate plus the Applicable Eurodollar Rate
                                          ----
          Margin if that amount had remained or been outstanding through the last day of the applicable Eurodollar Period exceeds (ii) the
                                                       -------
          interest that such Lender could recover by placing such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Eurodollar Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus
                                                                      ----

                             (3)  all out-of-pocket expenses incurred by
          such Lender reasonably attributable to such payment, prepayment or failure to borrow.

     Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

                        (f)  Each Lender agrees to endeavor promptly to
     notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to
                        ---           ---
     designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a reasonably detailed calculation of the amount due, and a certification that the corresponding costs have been incurred by such Lender.

                  3.7   Late Payments and Default Rate. If any installment of
                        ------------------------------
principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the interest rate otherwise applicable thereto
                   --- --
hereunder (or, if no interest rate is otherwise applicable thereto hereunder, the Alternate Base Rate) plus 2.00% (the "Default Rate"), to the fullest extent
                         ----             ------- ----
permitted by applicable Laws. While any Event of Default exists or after acceleration, at the option of the Requisite Lenders, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by Law) on the principal amount of all outstanding Obligations, at the Default Rate, to the fullest extent permitted by Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be
                              ---------
compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

                  3.8   Computation of Interest and Fees. Computation of
                        --------------------------------
interest on Alternate Base Rate Advances and all fees under this Agreement (other than Letter of Credit fees) shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Advances shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Advance for the day on which the Advance is made; interest shall not accrue on an Advance, or any portion thereof, for the day on which the Advance or such portion is paid. Any Advance that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

                  3.9   Non-Banking Days. If any payment to be made by
                        ----------------
Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

                  3.10  Manner and Treatment of Payments.
                        --------------------------------

                        (a)  Each payment hereunder (except payments
                                                     ------
     pursuant to Sections 3.4, 3.5, 3.6, 11.3, 11.11 and 11.22) or on the
                 -------- ---- ---- ---- ----- -----     -----
     Notes or under any other Loan Document shall be made to the Administrative Agent at the Administrative Agent's Office, in immediately available funds not later than 11:00 a.m. California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                        (b) Borrower hereby authorizes the Administrative Agent to debit the Designated Deposit Account to effect any payment due to the Lenders or the Administrative Agent pursuant to this Agreement. Any resulting overdraft in the Designated Deposit Account shall be payable by Borrower to the Administrative Agent on the next following Banking Day.

                        (c) Each payment or prepayment on account of any Borrowing shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Borrowing.

                        (d) Each Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of Advances made by it and payments received by it with respect to its Note and, subject to Section 10.6(g), such record shall, as against Borrower, be
                ---------------
     presumptive evidence of the
     amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower's obligation to pay the Obligations.

                        (e)  Each payment of any amount payable by Borrower
     or any other Party to any Lender under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) Income Taxes
                                                   ---------
     and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by
                 -------------
     applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that
                                               -----
     Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (1) make such deduction or withholding and pay the same to the relevant Governmental Agency and (2) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower. Each Lender agrees that, in the event of a payment of an increased amount by Borrower with respect to such Lender pursuant to this clause (e) or a demand by such Lender for indemnification from Borrower pursuant to Section 11.11,
                                                               -------------
     it will, if requested by Borrower, designate a different lending office if such designation will avoid the need for, or reduce the amount of, such increased amount paid or such indemnification and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it in any material respect.

                  3.11  Funding Sources. Nothing in this Agreement shall be
                        ---------------
deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

                  3.12  Failure to Charge Not Subsequent Waiver. Any
                        ---------------------------------------
decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.7), fee, cost or other
              ---------                        -----------
amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under
              ---------

Section 3.7), fee, cost or other amount payable under any Loan Document,
-----------
or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                  3.13  Administrative Agent's Right to Assume Payments Will
                        ----------------------------------------------------
be Made. Unless the Administrative Agent shall have been notified by Borrower
-------
prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment (or otherwise cause sufficient funds to be available in the Designated Deposit Account for debit pursuant to Section 3.10(b)), the Administrative Agent may, in its discretion,
            ---------------
assume that Borrower has remitted such payment (or caused funds sufficient to make such payment to be available) when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date, an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment (or caused funds sufficient to make such payment to be available) to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

                  3.14  Fee Determination Detail. The Administrative Agent,
                        ------------------------
and any Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

                  3.15  Survivability. All of Borrower's obligations under
                        -------------
Sections 3.4 and 3.5 shall survive for the one year period following the
------------     ---
Termination Date, and Borrower shall remain obligated thereunder for all claims under such Sections made by any Lender to Borrower prior to the expiration of such period.

                  3.16  Replacement of Lenders under Certain Circumstances.
                        --------------------------------------------------
Borrower shall be permitted to replace any Lender that requests compensation, reimbursement, indemnification or other payment pursuant to Section 3.5, 3.6,
                                                            ------- ---  ---
3.10(e), 11.11 or 11.21, provided, however, that (a) such replacement does not
-------  -----    -----
conflict with any applicable Law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.5, 3.6
                                                               -----------  ---
or 3.10(e) so as to eliminate the continued need for payment of amounts owing
   -------

pursuant to Section 3.5, 3.6, 3.10(e), 11.11 or 11.21, (d) the replacement
            -----------  ---  -------  -----    -----
financial institution shall purchase or acquire, at par, all Notes and other amounts owing hereunder and under any other Loan Document to such replaced Lender on or prior to the date of replacement, (e) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (f) Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5,
                     -----------

3.6, 3.10(e), 11.11, or 11.21, as the case may be, in respect of any period
---  -------  -----     -----
prior to the date on which such replacement shall be consummated, (g) any such replacement shall not be deemed to be a waiver of any rights that Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (h) such replacement shall meet the minimum criteria of an Eligible Assignee. In connection with any such replacement the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
                                                                        -------
11.8; provided, however, that to the extent required to be paid, Borrower shall
----
be obligated to pay any registration and processing fee referred to therein.

                                    Article 4.
                        REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

                  4.1   Existence and Qualification; Power; Compliance With
                        ---------------------------------------------------
Laws. Borrower is a corporation duly formed, validly existing and in good
----
standing under the Laws of the State of California. Borrower is duly qualified or registered to transact business and is in good standing in the State of California, and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and
                        ------
to be in good standing could not reasonably be expected to have a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. As of the date hereof, the chief executive offices of Borrower is located in Watsonville, California. All outstanding capital stock of Borrower, are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities or other Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply with Laws
                             ------
and other legal requirements applicable to its business, obtain authorizations, etc., file, register, qualify or obtain exemptions could not reasonably be expected to have a Material Adverse Effect.

                  4.2   Authority; Compliance With Other Agreements and
                        -----------------------------------------------
Instruments and Government Regulations.The execution, delivery and performance
--------------------------------------
by Borrower of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate or company action, as applicable, and do not and will not:

                        (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, member, security holder or creditor of Borrower;

                        (b) Violate or conflict with any provision of Borrower's charter, certificate of incorporation, bylaws, or other organizational documents, as applicable;

                       (c) Result in or require the creation or imposition of any Lien (other than pursuant to the Loan Documents) or Right of
                    -----
          Others upon or with
          respect to any Property now owned or leased or hereafter acquired by Borrower, except where the Lien or Right of Others could not reasonably be expected to have a Material Adverse Effect;

                        (d) Violate any Requirement of Law applicable to Borrower except where the violation could not reasonably be expected to have a Material Adverse Effect;

Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which Borrower is a party or by which Borrower or any of its Property is bound or affected except where the default under any Contractual Obligation, or any indenture, loan or credit agreement could not reasonably be expected to have a Material Adverse Effect.

                  4.3   No Governmental Approvals Required. Except as previously
                        ----------------------------------
obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower of the Loan Documents to which it is a Party.

                  4.4   Parent and Subsidiaries.
                        -----------------------

                        (a)  Schedule 4.4 hereto correctly sets forth as of the
                             ------------
          date hereof the names, form of legal entity, number of shares of capital stock or membership or other equity interests, as applicable, issued and outstanding, number of shares of capital stock or membership or other equity interests, as applicable, owned by Borrower, Parent or any Subsidiary of Borrower or Parent (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower or Parent. Except as described in Schedule 4.4, as of the
                              ------                 ------------
          date hereof Borrower does not own any capital stock, membership interest, other equity interest or debt Security which is convertible, or exchangeable, for capital stock, membership interests or other equity interests in any Person. Unless otherwise indicated in Schedule 4.4, as of the date hereof all of the outstanding shares
             ------------
          of capital stock, all of the outstanding membership interests or all of the units of other equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower or Parent, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares, membership interests or other equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for
                                                               ------
          Permitted Encumbrances and other encumbrances permitted pursuant to
          Section 6.9.
          -----------

                        (b) Parent and each of Borrower's or Parent's Subsidiaries is a legal entity of the type described in Schedule 4.4
                                                                  ------------
          duly formed, validly existing and, if such concept is legally recognized in such Parent's or Subsidiary's jurisdiction of organization, in "good standing" under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and, if such concept is legally recognized in any applicable jurisdiction, is in "good standing" as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except
                                                                        ------
          where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect), and has all requisite corporate or other organizational power and authority to conduct its business and to own and lease its Properties.

                        (c) Parent and each of Borrower's or Parent's Subsidiaries is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance,
                           ------
          obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, could not reasonably be expected to have a Material Adverse Effect.

                  4.5   Financial Statements. Borrower has furnished to the
                        --------------------
Lenders the unaudited consolidated financial statements of Borrower, Parent and their collective Subsidiaries for the Fiscal Year ended December 29, 2001. Such financial statements fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower, Parent and their collective Subsidiaries, as of such date and for such period in conformity with GAAP consistently applied subject only to normal year-end accruals and audit adjustments

                  4.6   No Other Liabilities; No Material Adverse Changes.
                        -------------------------------------------------
Borrower, Parent and their collective Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the pro forma balance sheet described in Section 4.5(b), other than liabilities and contingent liabilities
             --------------  ----------
arising in the ordinary course of business since the date of such balance sheet. As of the Closing Date, no circumstance or event has occurred that could reasonably be expected to have a Material Adverse Effect since December 31, 2001.

                  4.7   Title to and Location of Property. As of the date
                        ---------------------------------
hereof, Borrower, Parent and their collective Subsidiaries have valid title to the Property

(other than assets which are the subject of a Capital Lease Obligation)
 ----- ----
reflected in the balance sheet described in Section 4.5, other than items of
                                            -----------  ----- ----
Property or exceptions to title which are in each case immaterial and Property subsequently sold or disposed of in the ordinary course of business. Such Property is free and clear of all Liens and Rights of Others, other than Liens
                                                              ----- ----
or Rights of Others described in Schedule 4.7A and Permitted Encumbrances,
                                 -------------
other encumbrances permitted pursuant to Section 6.9, and Permitted Rights of
                                         -----------
Others. As of the date hereof, all Property of Borrower, Parent and their collective Subsidiaries is located at one of the locations described in
Schedule 4.7B.
-------------

                  4.8   Intangible Assets. Borrower, Parent and their collective
                        -----------------
Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict could reasonably be expected to have a Material Adverse Effect. Schedule 4.8 sets forth all patents, patent
                                   ------------
applications, trademarks, trade names and trade styles used by Borrower, Parent and their collective Subsidiaries on the Closing Date.

                  4.9   Litigation. Except for (a) any matter fully covered as
                        ----------
to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower, Parent or any of their Subsidiaries of less than $500,000, (c) matters of an administrative nature not involving a claim or charge against Borrower, Parent or any Subsidiary of Borrower or Parent and (d) matters set forth in Schedule 4.9, as of the date
                                                ------------
hereof there are no actions, suits, proceedings or investigations pending as to which Borrower, Parent or any of their Subsidiaries have been served or have received notice or, to the actual knowledge of Borrower threatened against Borrower, Parent or any of their Subsidiaries or any Property of any of them before any Governmental Agency. None of Borrower, Parent or their collective Subsidiaries, has been indicted or convicted in connection with or is engaging in any criminal conduct which constitutes a felony, or is currently subject to any lawsuit or proceeding or, to the best of Borrower's knowledge, under investigation in connection with any anti-racketeering or criminal conduct or activity which constitutes a felony nor, to the actual knowledge of Borrower, is any executive officer of any such Persons the subject of any of the foregoing where such action could reasonably be expected to have a Material Adverse Effect on Borrower, Parent or any of their Subsidiaries.

                  4.10  Binding Obligations. Each of the Loan Documents to
                        -------------------
which Borrower is a Party will, when executed and delivered by Borrower, constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be
                                               ------
limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

                  4.11  No Default.  No event has occurred and is continuing
                        ----------
that is a Default or Event of Default .

                  4.12  ERISA.
                        -----

                        (a)  With respect to each Pension Plan:

                             (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                             (ii)  such Pension Plan has not incurred any
                  "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                             (iii) no "reportable event" (as defined in Section 4043 of ERISA, but excluding such events as to which the PBGC
                                     ---------
                 has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                             (iv) neither Borrower, Parent nor any of their Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                        (b) Neither Borrower, Parent nor any of their Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                  4.13  Regulation U; Investment Company Act. No part of the
                        ------------------------------------
proceeds of any Advance hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither Borrower, Parent nor any of their collective Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                  4.14  Disclosure. No written statement made by a Senior
                        ----------
Officer of Borrower to the Administrative Agent or any Lender pursuant to this Agreement, or in connection with any Advance, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                  4.15  Tax Liability. Borrower, Parent and their collective
                        -------------
Subsidiaries have (i) filed, or caused to be filed or included in, (a) all Federal tax returns, and (b) all state, local and foreign tax returns which are required to be filed, except for immaterial returns other than state income tax returns, and which returns are filed promptly upon receipt of notice that such returns have not been filed, and (ii) have paid, or made provision for the payment of, all taxes shown thereon to be due or pursuant to any assessment received by Borrower, Parent or any of their collective Subsidiaries, except
                                                                      ------
(a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower, Parent or any of their Subsidiaries is at impending risk of being seized, levied upon or forfeited.

                  4.16  Projections. As of the Closing Date, to the best
                        -----------
knowledge of Borrower the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower other than to the extent the disclosures set forth on Schedule 4.16 would
----- ----                                            -------------
affect such assumptions, and the Projections are reasonably based on such assumptions. Nothing in this Section 4.16 shall be construed as a
                             ------------
representation or covenant that the Projections in fact will be achieved.

                  4.17  Hazardous Materials. Except as described in Schedule
                        -------------------  ------                 --------
4.17, (a) neither Borrower, Parent nor any of their Subsidiaries at any time
----
has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would
                                         ------
not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower, Parent or any of their Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower, Parent or any of their Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower, Parent or any of their Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except to the extent such non-compliance would not constitute or create a Material Adverse Effect.

                  4.18  Employee Matters. There is no strike, work stoppage or
                        ----------------
labor dispute with any union or group of employees pending or, to the best knowledge of Borrower overtly threatened involving Borrower, Parent or any of their Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  4.19  Fiscal Year.  Borrower, Parent and their Subsidiaries
                        -----------
each operate on a 52/53 week fiscal year ending on the Saturday closest to December 31.

                  4.20  Solvency. After giving effect to this Agreement and the
                        --------
other Loan Documents (including after giving effect to Advances under this Agreement as of the Closing Date), Borrower shall be Solvent.

                                     Article 5.
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)

                  So long as any Advance remains unpaid, or any other non-contingent Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall, and shall cause each of its Parent, and each Subsidiary of Borrower and of Parent to, unless the Requisite Lenders otherwise consent:

                  5.1   Payment of Taxes and Other Potential Liens. Pay and
                        ------------------------------------------
discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that
                                                                 ------
Borrower, Parent and their collective Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same in accordance with GAAP or (b) any immaterial tax so long as no material Property of Borrower, Parent or any of their Subsidiaries is at impending risk of being seized, levied upon or forfeited.

                  5.2   Preservation of Existence. Preserve and maintain their
                        -------------------------
respective existences (except as permitted by Section 6.4) in their respective
                       ------                 -----------
jurisdictions of formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified could not reasonably
-----
be expected to have a Material Adverse Effect and except that any wholly owned
                                                  ------
Subsidiary of Borrower or Parent may dissolve or liquidate into Borrower or Parent or another wholly owned Subsidiary of Borrower or Parent.

                  5.3   Maintenance of Properties. Maintain, preserve and
                        -------------------------
protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except (a) that the failure to maintain,
                                ------
preserve and protect a particular item of Property that is at the end of its useful life or that is not of significant value, either intrinsically or to the operations of Borrower, Parent and their collective Subsidiaries, shall not constitute a violation of this covenant, and (b) this covenant shall not be construed to prohibit any Disposition otherwise permitted pursuant to Section
                                                                      -------
6.3.
---

                  5.4    Maintenance of Insurance. Maintain, or cause to be
                         ------------------------
maintained, liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

                  5.5   Compliance With Laws. Comply with all Requirements of
                        --------------------
Law noncompliance with which could reasonably be expected to have a Material Adverse Effect, except that Borrower, Parent and their collective Subsidiaries
                ------
need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

                  5.6   Inspection Rights. Upon reasonable notice, at any time
                        -----------------
during regular business hours and, as requested by the Administrative Agent (but not so as to materially interfere with the business of Borrower, Parent or any of their collective Subsidiaries) permit the Administrative Agent, or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of (including any software or CD Rom files relating thereto), and to
            ---------
visit and inspect the Properties of, Borrower, Parent and their collective Subsidiaries and to discuss the affairs, finances and accounts of Borrower, Parent and their collective Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower. If any of the Properties, books or records of Borrower, Parent or any of their collective Subsidiaries are in the possession of a third party, Borrower authorizes that third party to permit the Administrative Agent or any Lender or any agents thereof to have access to perform inspections or audits and to respond to the Administrative Agent's or any Lender's request for information concerning such Properties, books and records. Notwithstanding the foregoing, no prior notice of any such examination, audit, visit, inspection or discussion shall be required if an Event of Default has occurred and remains in effect or if the Administrative Agent has reason to believe that an Event of Default then exists.

                  5.7   Keeping of Records and Books of Account. Keep adequate
                        ---------------------------------------
records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower, Parent and their collective Subsidiaries.

                  5.8   Compliance With Agreements. Promptly and fully comply
                        --------------------------
with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would
------
cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or (c) if the failure to comply could not reasonably be expected to have a Material Adverse Effect.

                  5.9   Use of Proceeds. Use the proceeds of all Advances to (a)
                        ---------------
refinance certain Indebtedness of Borrower, Parent and their collective Subsidiaries, (ii) finance certain acquisitions and (c) provide for the working capital and general corporate purpose needs of Borrower, Parent and their collective Subsidiaries.

                  5.10  Hazardous Materials Laws. Keep and maintain all Real
                        ------------------------
Property and each portion thereof in compliance with all applicable Hazardous Materials Laws, except where the failure to so comply could not be reasonably expected to have a Material Adverse Effect, and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material), of any of the following which could reasonably be expected to have a Material Adverse Effect: (a) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all claims made or threatened in writing by any Person against Borrower, Parent or any of their collective Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower, Parent or any of their collective Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                  5.11  Syndication Process. Cooperate in such respects as may
                        -------------------
be reasonably requested by the Arranger in connection with the syndication of the credit facility under this Agreement, including the provision of
                                          ---------
information (in form and substance reasonably acceptable to the Arranger) for inclusion in written materials furnished to prospective syndicate members and the participation by Senior Officers of Borrower, Parent and their collective Subsidiaries in meetings with prospective syndicate members.

                                   Article 6.
                               NEGATIVE COVENANTS

                  So long as any Advance remains unpaid, or any other non-contingent Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall not, and shall not permit its Parent or any of Subsidiaries or Borrower or Parent to, unless the Requisite Lenders or, if required by Section 11.2, all of the Lenders, otherwise consent:
                           ------------

                  6.1   Prepayment of Indebtedness. Prepay more than $10
                        --------------------------
million of any principal or interest on any Indebtedness of Borrower, Parent or any of their collective Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Borrower, Parent or any of their collective Subsidiaries prior to the date when due, except (a) Indebtedness to the
                                         ------
Administrative Agent and the Lenders under this Agreement and the other Loan Documents, (b) Indebtedness to other Persons the prepayment of which is approved in advance by the Requisite Lenders in writing, and (c) Indebtedness in any amount if such Indebtedness is repaid with proceeds of any new stock offering of Borrower, Parent, or any of their collective Subsidiaries.

                  6.2   Prepayment of Subordinated Obligations. Pay any (a)
                        --------------------------------------
principal (including sinking fund payments) or any other amount (other than
                                                                 ----- ----
scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem any Subordinated Obligation or deposit any monies, Securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation if the payment thereof is then prohibited under the terms of the
           --
subordination provisions governing such Subordinated Obligations.

                  6.3   Disposition of Property. Make any Disposition of its
                        -----------------------
Property, whether now owned or hereafter acquired, except (a) Dispositions of
                                                   ------
obsolete Property or Property with no material remaining useful life, or no longer used or useful in the business of Parent, Borrower or their Subsidiaries and (b) Dispositions in an aggregate amount not to exceed $5,000,000 in any Fiscal Year ending after the Closing Date, and (c) Dispositions of Property from Parent to Parent's domestic Subsidiaries, or from such domestic Subsidiaries of Parent to Parent, provided such Dispositions are made in the ordinary course of business and for fair market value, and (d) Dispositions which consist of assignments of accounts receivables between Borrower, Parent and their Subsidiaries for the sole purpose of collection of such accounts receivable, and in an aggregate amount not to exceed $5,000,000 in any Fiscal Year ending after the Closing Date; provided that (i) at the time of any such
                                    --------
Disposition pursuant to clause (b) only, no Default or Event of Default shall
                        ---------------
exist or shall result from such

Disposition and (ii) the sales price relating to a Disposition (pursuant to clause (a) or (b)) shall be paid in Cash.
---------     ---

                  6.4   Mergers. Merge or consolidate with or into any Person,
                        -------
except (i) mergers and consolidations of a Subsidiary into Borrower or Parent (with Borrower or Parent as the surviving entity), or of Subsidiaries with each other, and (ii) mergers and consolidations permitted pursuant to Section 6.3 or
                                                                 -----------
Section 6.16, provided that (a) no Default or Event of Default would result
------------  --------
therefrom and (b) any such "surviving" entity, other than in a merger or consolidation that is a Disposition permitted pursuant to Section 6.3, shall
                                                          -----------
have executed such amendments to the Loan Documents, if any, as the Administrative Agent may reasonably determine are appropriate as a result of such merger.

                  6.5   Hostile Tender Offers. Make any offer to purchase or
                        ---------------------
acquire, or consummate a purchase or acquisition of, five percent (5%) or more of the voting interest in any corporation or other business entity if the board of directors or management of such corporation or business entity has notified Borrower or Parent that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

                  6.6   Distributions. Declare or pay or make any form of
                        -------------
Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:
                        ------

                        (a) Distributions by any Subsidiary to Borrower or Parent or to any wholly-owned Subsidiary of Borrower or Parent;

                        (b) Distributions consisting of dividends payable solely in capital stock or rights to purchase capital stock; and

                        (c) Distributions to any holder of the capital stock of Borrower or Parent for the purpose of repurchasing such capital stock from such holder; provided that (i) the aggregate amount of all such Distributions shall not to exceed $1,000,000 in any Fiscal Year and (ii) the aggregate amount of any such Distribution shall not be greater than the fair market value of the capital so repurchased.

provided that in each such case, no Default or Event of Default then exists or
--------
would result therefrom.

                  6.7   ERISA. (a) At any time, permit any Pension Plan to: (i)
                        -----
engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or

(iv) terminate in any manner, which, with respect to each event listed in (i),
(ii), (iii), or (iv) above, could reasonably be expected to result in a Material Adverse Effect or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

                  6.8   Change in Nature of Business. Make any material change
                        -----------------------------
in the nature of the business of Borrower, Parent or any of their collective Subsidiaries, as it is presently conducted.

                  6.9   Liens and Negative Pledges. Create, incur, assume or
                        --------------------------
suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any Sale and Leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:
                             ------

                        (a) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7A and any renewals/extensions or
                           -------------
     amendments thereof, provided that the obligations secured or benefited
                         --------
     thereby are not increased;

                        (b) Liens and Negative Pledges under the Loan Documents; and

                        (c)  Permitted Encumbrances.

                  6.10  Indebtedness and Guaranty Obligations. Create, incur or
                        -------------------------------------
assume any Indebtedness or Guaranty Obligation except:

                        (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.10 (other than Indebtedness
                                       -------------
     described herein to be paid off with Advances hereunder), and refinancings ,renewals, extensions or amendments that do not increase the amount thereof;

                        (b)  Indebtedness under the Loan Documents;

                        (c) Indebtedness and Guaranty Obligations owed to Borrower, Parent or any of their domestic Subsidiaries and guarantees by Parent, Borrower or any of their Subsidiaries of any of the obligations of Parent, Borrower or any of their Subsidiaries that are otherwise permitted to be incurred hereunder;

                        (d) Indebtedness consisting of Capital Lease Obligations, provided that the aggregate principal amount of such
                  --------
     Indebtedness shall not exceed $25,000,000 at any one time outstanding (as determined in accordance with GAAP consistently applied);

                        (e) Indebtedness incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the aggregate principal amount of such
                   --------
     Indebtedness incurred after the Closing Date shall not exceed $15,000,000 at any one time outstanding (as determined in accordance with GAAP consistently applied);

                        (f) Indebtedness incurred after the Closing Date by Borrower in favor of a seller of a business acquired in a Permitted Acquisition; provided the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 at any one time outstanding;

                        (g) Subordinated Obligations in such amount as may be approved in writing by the Requisite Lenders;

                        (h) Indebtedness consisting of Interest Rate Protection Agreements;

                        (i)  Unsecured Indebtedness not described in clauses
                                                                     -------
     (a)-(h) above for general business purposes of Borrower, Parent or their
     -------
     Subsidiaries in an aggregate amount not to exceed $5,000,000 at any one time outstanding; and

                        (j) Indebtedness incurred in connection with a private placement, provided that such debt shall not exceed $25,000,000 at any one time.

                  6.11  Transactions with Affiliates. Enter into any transaction
                        ----------------------------
of any kind with any Affiliate of Borrower or Parent other than (without
                                                     ----- ----
duplication): (a) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business, (b) Distributions permitted pursuant to Section 6.6; (c)
                                                     -----------
transactions on overall terms at least as favorable to Borrower, Parent or any of their collective Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, and (d) transactions described on Schedule 6.11 attached hereto.
                          -------------
                  6.12  Current Ratio. Permit the Current Ratio of Parent, on a
                        -------------
consolidated basis, as of the last day of any Fiscal Quarter, to be greater than 1.40 to 1.00.

                  6.13  Leverage Ratio. Permit the ratio of Funded Debt as of
                        --------------
the last day of any Fiscal Quarter plus six times Rental Expense for the 12 month period then ended to EBITDAR for Parent for the 12-month period then ended, on a consolidated basis, to exceed the ratios set forth below on the last day of such Fiscal Quarter:

                                Fiscal Quarter                        Ratio
                    1/st/ Quarter 2002                            4.00 to 1.00
                    2/nd/ Quarter 2002 to 2nd Quarter 2003        3.50 to 1.00
                    3/rd/ Quarter 2003 to 4th Quarter 2003        3.00 to 1.00
                    1/st/ Quarter 2004                            3.50 to 1.00
                    2/nd/ Quarter 2004 and thereafter             3.00 to 1.00

                  6.14  Fixed Charge Coverage Ratio. Permit the Fixed Charge
                        ---------------------------
Coverage Ratio for Parent, on a consolidated basis, to be less than 1.25 to
1.00 for the 12-month period ending on the last day of each Fiscal Quarter.

                  6.15  Tangible Net Worth. Parent shall, on a consolidated
                        ------------------
basis, maintain at all times during the term of this Agreement a Tangible Net Worth of not less than 85% of Tangible Net Worth at Closing, plus 75% of Net Income after Closing, excluding any quarters in which Net Income is negative, plus 100% of net equity offerings after Closing (other than proceeds of the exercise of stock options).

                  6.16  Investments and Acquisitions. Make any Acquisition or
                        ----------------------------
enter into any agreement to make any Acquisition unless approved in advance by the Requisite Lenders in writing, or make or suffer to exist any Investment, other than:
----- ----

                        (a)  Permitted Acquisitions;

                        (b) Investments in existence on the Closing Date and disclosed on Schedule 6.16;
                      --------------

                        (c)  Investments consisting of Cash Equivalents;

                        (d) Investments consisting of extensions of credit to officers, directors and employees of Parent, Borrower and its Subsidiaries for travel, entertainment, relocation, anticipated bonus and analogous ordinary business purposes provided that the aggregate amount of such
                                --------
     Investments does not exceed $1,000,000 at any time outstanding;

                        (e) Investments in any Subsidiary of Parent which Subsidiary is operating in substantially the same line of business as Parent outside of the United States, provided that the aggregate amount of
                                          --------
     such Investments does not exceed $20,000,000;

                        (f) Investments in any Subsidiary of Parent which Subsidiary is operating in substantially the same line of business as Parent inside of the

     United States, provided that such Subsidiary's financial statements and records are calculated on a consolidated basis with Parent;

                        (g) Investments in business entities operating in substantially the same line of business as Parent, and which entities' financial statements and reports are not consolidated with Parent, provided that the aggregate amount of such Investments does not exceed
     --------
     $3,000,000;

                        (h) Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

                        (i) Investments held by Parent, Borrower or any of their Subsidiaries consisting of Indebtedness owing by Parent, Borrower or any of their Subsidiaries.

                  6.17  Capital Expenditures. With respect to Borrower,
                        --------------------
Parent and each of their Subsidiaries, collectively, make any Capital Expenditure (other than Capital Expenditures made from the proceeds of insurance and with respect to Investments allowed under Section 6.16 hereof),
                                                        ------------
if to do so would result in the aggregate of all such Capital Expenditures (calculated on the basis of aggregate exposure), (i) to exceed $30,000,000 in Fiscal Year 2002, (ii) to exceed $35,000,000 in Fiscal Year 2003, and (iii) to exceed $40,000,000 in Fiscal Year 2004 and thereafter. In the event the aggregate of all such Capital Expenditures made by Borrower, Parent and their Subsidiaries for any Fiscal Year is less than the amount of such Capital Expenditures permitted hereunder, then 50% of the difference between the amount of such Capital Expenditures permitted for each Fiscal Year and the actual amount of Capital Expenditures made by Borrower, Parent and their Subsidiaries shall be added to the permissible amount of Capital Expenditures for the following Fiscal Year only.

                  6.18  Amendments. Amend or modify any term or provision of
                        ----------
(a) any indenture, agreement or instrument evidencing or governing any Subordinated Obligation or (b) any material provision of any Material Contract, if in any such case such amendment or modification in any respect could reasonably be expected to materially adversely affect the interest of the Lenders.

                  6.19  Change in Location of Chief Executive Offices,
                        ----------------------------------------------
Jurisdiction of Organization and Assets. Relocate the chief executive office,
---------------------------------------
or change the jurisdiction of organization, of Borrower, Parent or any of their collective Subsidiaries without first giving the Administrative Agent thirty
(30) days' prior written notice of any relocation or change.

                  6.20  Use of Lender's Name. Use any Lender's name (or the
                        --------------------
name of any of any Lender's Affiliates) in connection with any of their business operations except to identify the existence of the Revolving Facility
                    ------
and the names of the Lenders in the ordinary course of Borrower's business. Nothing contained in this Agreement is intended to permit or authorize Borrower to make any commitment or contract on behalf of any Lender or the Administrative Agent.

                  6.21  Change of Fiscal Periods. Change its Fiscal Year or
                        ------------------------
any other fiscal period with respect to which it reports financial results hereunder or otherwise.

                                   Article 7.
                   INFORMATION AND REPORTING REQUIREMENTS

                  7.1   Financial and Business Information. So long as any
                        ----------------------------------
Advance remains unpaid, or any other non-contingent Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall, unless the Requisite Lenders otherwise consent, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

                        (a) As soon as practicable, and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters in each Fiscal Year (commencing with the first Fiscal Quarter of 2002), the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statements of income, operations and cash flows for such Fiscal Quarter, and the portion of the Fiscal Year ended with such Fiscal Quarter, together with a statement of Stockholders' Equity as of the last day of such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by the president or chief financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower, Parent and their collective Subsidiaries in accordance with GAAP (other
                                                                       -----
     than footnote disclosures), consistently applied, as at such date and for
     ----
     such periods, subject only to normal year-end accruals and audit adjustments.

                        (b) As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of income, operations, stockholders' equity and cash flows, in each case of Parent and its Subsidiaries for such Fiscal Year, all in reasonable detail. Such financial statements shall be certified by the president or chief financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower, Parent and their collective Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently
                           ----- ----
     applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated financial statements shall be accompanied by a report of Deloitte & Touche LLP or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Administrative Agent, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions.

                        (c) As soon as practicable, and in any event not later than thirty (30) days after the commencement of each Fiscal Year, a budget and projection of Borrower, Parent and their collective Subsidiaries setting forth (i) on a monthly basis for the twelve (12) months of that Fiscal Year and (ii) on an annual basis for each succeeding Fiscal Year thereafter through the Maturity Date, projected balance sheets, statements of operations and statements of cash flow, all in reasonable detail;

                        (d) Promptly after receipt by Borrower or Parent, copies of any detailed audit reports, management letters or recommendations submitted to Borrower or Parent (or their respective board of directors) by independent accountants in connection with the accounts or books of Borrower, Parent or any of their collective Subsidiaries, or any audit of any of them;

                        (e)  Promptly after the same are available, and in
     any event within five (5) Banking Days after filing with the Securities and Exchange Commission, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, Parent or any of their collective Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which Borrower, Parent or any of their collective Subsidiaries may file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 7.1;
                        ------------

                        (f) Promptly after the reasonable request by any Lender through the Administrative Agent, copies of any other report or other document that was filed by Borrower or Parent, with any Governmental Agency;

                        (g) Promptly upon a Senior Officer of Borrower or Parent, becoming aware, and in any event within five (5) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA, but excluding such events
                                                        ---------
     as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) or (ii) non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                        (h) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer of Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of

     Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;

                        (i) Promptly upon a Senior Officer of Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower, Parent or any of their Subsidiaries in which the claimant alleges damages in an amount that is $2,500,000 or more in excess of the amount thereof that is fully covered by insurance,
     (ii) any creditor under a credit agreement involving Indebtedness of $500,000 or more or any lessor under a lease involving aggregate rent of $500,000 or more has asserted a default thereunder on the part of Borrower, Parent or any of their Subsidiaries or, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower, Parent or any of their Subsidiaries under a contract that is not a credit agreement or material lease with respect to a claim of in excess of $500,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, a written notice describing the pertinent facts relating thereto and what action Borrower, Parent and/or their applicable Subsidiaries are taking or propose to take with respect thereto;

                        (j) Promptly after receipt, copies of any notice that the Debt Rating of Parent has been established or that a new or different Debt Rating has been assigned to Parent;

                        (k)  Concurrently with the financial statement
     required pursuant to Sections 7.1(a) and 7.1(b), a report of store
                          ---------------     ------
     operating data of the Parent and its Subsidiaries on a year-to-date basis, in form and substance reasonably satisfactory to Lenders, and a list of the then-current locations of the Property of Parent and its Subsidiaries (excluding inventory in transit);

                        (l) Such other data and information as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

                  7.2   Compliance Certificates. So long as any Advance
                        -----------------------
     remains unpaid, or any other non-contingent Obligation remains unpaid or unperformed, or any portion of any of the Commitments remain outstanding, Borrower shall, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(b), a
                                               ---------------     -------
     Compliance Certificate signed by the president or chief financial officer of Borrower.

                                   Article 8.
                                   CONDITIONS

        8.1  Initial Advances. The obligation of each Closing Date Lender to
             ----------------
make the initial Advance to be made by it, and the obligation of the Issuing Lender to issue the initial Letter of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied or waived in writing prior to the making of the initial Advances or the issuance of the initial Letter of Credit (as applicable) (unless all of the Closing Date Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                      (1) at least one (1) executed counterpart of this Agreement, toget her with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Closing Date Lenders and Borrower;

                      (2) Notes executed by Borrower in favor of each Closing Date Lender, each in a principal amount equal to that Lender's Commitment;

                      (3)  the Letter of Credit Agreement executed by Borrower;

                      (4)  the Swing Line Note executed by Borrower;

                      (5)  the Guaranty executed by each Guarantor;

                      (6) with respect to Borrower, Parent and their collective Subsidiaries, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of each such Person, their qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, their authority to execute, deliver and perform the Loan Documents to which it is a Party (if any), the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles or
                  ---------
          certificates of incorporation and amendments thereto, articles or certificates of organization and amendments thereto, operating agreements and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions or limited liability company resolutions or other applicable authorization documents, incumbency certificates, Certificates of Responsible Officials, and the like;

                      (7)  the Opinion of Counsel;

                      (8) a Certificate of the president or chief financial officer of Borrower, certifying that attached thereto is a true and correct copy of the Projections, and further certifying that the representation contained in Section 4.16 is, to the best of his or
                                      ------------
          her knowledge, true and correct;

                      (9) one or more Requests for Borrowing or Requests for Letters of Credit;

                      (10) a Certificate signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(e) and
                                                      ---------------
          8.1(f) have been satisfied; and
          ------

                      (11) such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Closing Date Lender reasonably may require.

                  (b) The fees payable on or before the Closing Date pursuant to Section 3.3 shall have been paid.
        -----------
                  (c) The Administrative Agent shall have completed and received all audits, inspections and examinations as deemed necessary in the Administrative Agent's reasonable opinion with respect to the books and records of Borrower, Parent and their collective Subsidiaries, the financial and business condition and operations of Borrower, Parent and their collective Subsidiaries and the transactions contemplated hereby, including but not limited to an inventory valuation report in form and substance satisfactory to the Administrative Agent and Lenders which report provides, in the Administrative Agent's and the Lenders' determination, that the net orderly liquidation value of inventory is not less than 80% of the book value of such inventory.

                  (d) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing
                 ------------
     Date, shall have been paid.

                  (e) The representations and warranties of Borrower, Parent and each Subsidiary contained in Article 4 shall be true and correct
                                       ---------
     in all material respects.

                  (f) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advances or initial Letter of Credit (as applicable), no Default or Event of Default shall have occurred and be continuing.

                  (g) Borrower shall have delivered to the Administrative Agent, evidence, in form and substance satisfactory to the Lenders, that the Existing Credit Facilities have been or will be concurrently terminated And that all Liens, if any, securing any part of the Existing Credit Facilities have been or will be concurrently reconveyed, released and/or terminated, as the case may be.

                  (h) All legal matters relating to the Loan Documents shall be reasonably satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to Lender.

                  (i) The Closing Date shall have occurred on or before March 31, 2002.

        8.2  Any Advance. The obligation of each Lender to make any Advance,
             ------------
and the obligation of the Issuing Lender to issue any Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders or, in any case where the approval of all of the Lenders is required pursuant to
Section 11.2, all of the Lenders, in their sole and absolute discretion, shall
------------
agree otherwise):

                  (a)  except (i) for representations and warranties which
                       ------
     expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than
                                                     ---------  ----------
     Sections 4.4, 4.6 (first sentence), 4.9 and 4.16) shall be true and
     ------------  ---                   ---     ----
     correct in all material respects on and as of the date of the Advance or the Letter of Credit as though made on that date;

                  (b) no circumstance or event shall have occurred that constitutes a Material Adverse Effect since the Closing Date;

                  (c)  other than matters described in Schedule 4.9 or not
                                                       ------------
     required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower, Parent or any Subsidiary of Borrower or Parent or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                  (d) the Administrative Agent shall have timely received a Request for Borrowing (or telephonic or other request for Borrowing referred to in the second sentence of Section 2.1(b), if applicable), or
                                           --------------
     the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2; and
                                         ---------

                  (e) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

                                   Article 9.

              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

        9.1 Events of Default. The existence or occurrence of any one or more of
            -----------------
the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                  (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

                  (b) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.2 or 3.4, or any portion thereof, within
                       ------------    ---
     five (5) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Lenders or the Administrative Agent under any Loan Document, or any portion thereof, within five (5) Banking Days after written demand therefor; or

                  (c) Borrower fails to comply with, or cause or permit Parent or any Subsidiary of Borrower or Parent to fail to comply with, any of the covenants contained in Article 6; or
                            ---------

                  (d)  (i) Borrower fails to comply with Section 7.1(j) in the
                                                         --------------
     manner stated therein or (ii) Borrower fails to perform any other reporting requirement set forth in Article 7 within five (5) Banking Days of the
                              ---------
     date specified for performance therein; or

                  (e) Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or
                                                              ---  ---  ---
     (d) above) contained in any Loan Document on its part to be performed or
     ---
     observed and such default shall continue unremedied for thirty (30) calendar days after notice to Borrower from the Administrative Agent on behalf of the Requisite Lenders of such Default; or

                  (f) Any representation or warranty of Borrower or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such other Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any material respect; or

                  (g)  Borrower, Parent or any Subsidiary of Borrower or Parent
     (i) fails to pay when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise, the principal, or any principal installment, in respect of any Indebtedness or Guaranty Obligation if the aggregate outstanding principal amount of such Indebtedness exceeds $5,000,000, or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness if the aggregate outstanding principal amount of such Indebtedness exceeds $5,000,000, or of any guaranty of present or future Indebtedness if the aggregate outstanding principal amount of such Indebtedness exceeds $5,000,000, if as a result of such failure or sufferance any holder or holders thereof
     (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower, Parent or any such Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

                  (h) Any Loan Document, at any time after its execution and delivery and for any reason other than by its terms or the agreement or
                                 ----- ----
     action (or omission to act) of the Administrative Agent or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or eunenforceable in any respect which is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                  (i) A final judgment against Borrower, Parent or any Subsidiary of Borrower or Parent is entered for the payment of money in excess of $2,500,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of Borrower, Parent or any of their collective Subsidiaries and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

                  (j) Borrower, Parent or any of their collective Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty

     (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

                  (k)  A Change in Control occurs; or

                  (l) The dissolution or liquidation of Borrower, Parent or any of their collective Subsidiaries, or Borrower, Parent or any such Subsidiary, any of their partners, members, directors or stockholders, as the case may be, shall take action seeking to effect the dissolution or liquidation of Borrower, Parent or such Subsidiary, other than the dissolution or liquidation of any Subsidiary of the Borrower into the Borrower or a wholly owned Subsidiary of the Borrower; or

                  (m) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                  (n) Any Pension Plan maintained by Borrower is finally determined by the PBGC to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Borrower as of the most-recently ended Fiscal Quarter; or

                  (o) Any holder of a Subordinated Obligation asserts in writing that such Subordinated Obligation is not subordinated to the Obligations in accordance with its terms and Borrower does not promptly deny in writing such assertion and contest any attempt by such holder to take action based on such assertion;

                  (p) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf)
     the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right (other than by reason
                                                        ----------
     of a Change in Control) to require the issuer thereof, to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation, or a final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

                  (q) Any event or circumstance (other than those listed in clauses (a)-(p) above) shall occur that constitutes, in the good faith
     --------------
     determination of the Requisite Lenders, a Material Adverse Effect.

        9.2  Remedies Upon Event of Default. Without limiting any other
             ------------------------------
rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section
                       -----                                       -------
     9.1(j):
     ------

                      (1) the commitments to make Advances and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower except that all of the Lenders or
                                       ------
          the Requisite Lenders (as the case may be, in accordance with
          Section 11.2) may waive an Event of Default or, without waiving,
          ------------
          determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                      (2) the Issuing Lender may demand immediate payment by Borrower of an amount equal to the Aggregate Effective Amount of all outstanding Letters of Credit to be held by the Administrative Agent, on behalf of the Lenders, in an interest-bearing cash collateral account as collateral for all of the Obligations; and

                      (3) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                  (b)  Upon the occurrence of any Event of Default described in
     Section 9.1(j):
     --------------

                      (1) the Commitments shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders may waive the Event of Default or,
          ------
          without waiving, determine, upon terms and conditions satisfactory to all the

          Lenders, to reinstate the Commitments and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                      (2) an amount equal to the Aggregate Effective Amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Administrative Agent, on behalf of the Lenders, in an interest-bearing cash collateral account as collateral for all of the Obligations; and

                      (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                  (c) Upon the occurrence and during the continuance of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan
                              ------
     Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may
      ------
     proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

                  (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite
     Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and
                                      ---------
     disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent
     and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's
     Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the
     -----
     Lenders, as set forth above, second, to the payment of accrued and unpaid
                                  ------
     interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to
                                                                    -----
     the
     payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                                  Article 10.
                            THE ADMINISTRATIVE AGENT

                  10.1  Appointment and Authorization. Subject to Section
                        -----------------------------             -------
10.8, each Lender hereby irrevocably appoints and authorizes the Administrative
----
Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Revolving Facility and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as
                                                           ------
specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

                  10.2  Administrative Agent and Affiliates. Wells Fargo (and
                        -----------------------------------
each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Wells Fargo in its individual capacity. Wells Fargo (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Wells Fargo (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or (subject to Section 11.10) for any monies received by it in
                                -------------
its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

                  10.3  Proportionate Interest in any Collateral. The
                        ----------------------------------------
Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of collateral (if any) or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other
           ---------
professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest
                            --------------
in the Lenders' interest in such collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan

Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

                  10.4  Lenders' Credit Decisions. Each Lender agrees that it
                        -------------------------
has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

                  10.5  Action by Administrative Agent.
                        ------------------------------

                        (a) The Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Lender that is then the Administrative Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

                        (b)  The Administrative Agent has only those
     obligations under the Loan Documents as are expressly set forth therein.

                        (c)  Except for any obligation expressly set forth in
                             ------
     the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall
                                   ------
     be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2)
                                                               ------------
     and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that the Administrative Agent shall not be
                      --------
     required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

                        (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give
                  ----------
     notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), provided
                        ------------   --------
     that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except
                                                                    ------
     that if the Requisite Lenders (or all the Lenders, if required under
     Section 11.2) fail, for five (5) Banking Days after the receipt of notice
     ------------
     from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

                        (e) The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2),
                                                    ------------
     notwithstanding any other provision hereof.

                  10.6  Liability of Administrative Agent. Neither the
                        ---------------------------------
Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or
                                    ------
willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                        (a) May treat the payee of any Note as the holder there of until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender;

                        (b)  May consult with legal counsel (including in-house
                                                             ---------
     legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower, Parent or any Subsidiary of Borrower or Parent and/or any of their Affiliates or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

                        (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

                        (d)  Except to the extent expressly set forth in the
                             ------
     Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Property, books or records of Borrower, Parent or any Subsidiary of Borrower or Parent;

                        (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

                        (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

                        (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower or paid or payable to or received or receivable from any Lender under any Loan Document, including principal, interest, commitment fees, Advances and
               ---------
     other amounts; provided that, promptly upon discovery of such an error in
                    --------
     computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

                  10.7  Indemnification. Each Lender shall, ratably in
                        ---------------
accordance with its Pro Rata Share of all of the then applicable Commitments (if any of the Commitments are then in effect) and/or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if all of the Commitments have then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and
                                  ---------
disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses
                                                          ----------
incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross
                                 ------
negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement
 ---------
of the Loan Documents, to the
extent that Borrower or any other Party are required by Section 11.3 to pay
                                                        ------------
that cost or expense but fails to do so upon demand. Nothing in this Section
                                                                     -------
10.7 shall entitle the Administrative Agent or any indemnitee referred to above
----
to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower. To the extent that the Administrative Agent or any indemnitee referred to above is later reimbursed such amount by Borrower, it shall return the amounts paid to it by the Lenders in respect of such amount.

                  10.8  Successor Administrative Agent. The Administrative
                        ------------------------------
Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon reasonable notice to the Lenders and Borrower effective upon acceptance of appointment by a successor Administrative Agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3,
                                             ----------      -------------
11.11 and 11.21, shall inure to its benefit as to any actions taken or omitted
-----     -----
to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent with Borrower's approval as provided for above.

                  10.9  No Obligations of Borrower. Nothing contained in this
                        --------------------------
Article 10 shall be deemed to impose upon Borrower any obligation in respect of
----------
the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower's obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement. In addition, Borrower may rely on a written statement by the Administrative Agent to the effect that it has obtained the written consent of the Requisite Lenders or all of the Lenders, as applicable under Section 11.2, in connection with a waiver, amendment, consent,
                 ------------
approval or other action by the Lenders hereunder, and shall have no obligation to verify or confirm the same.

                                  Article 11.
                                 MISCELLANEOUS

                  11.1  Cumulative Remedies; No Waiver. The rights, powers,
                        ------------------------------
privileges and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof
                                                               ---------
are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Borrowing without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Borrowing.

                  11.2  Amendments; Consents. No amendment, modification,
                        --------------------
supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval of the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a Party, signed by Borrower, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in
              ----------
the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                        (a) Subject to Section 2.9, to amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or (except pursuant to an assignment permitted pursuant to Section 11.8) the Pro Rata Share of any
                                      ------------
     Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender (in its capacity as a Lender) under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee or any Event of Default under Section 9.1(j);

                        (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any fee, or to extend the term of the Revolving Facility;

                        (c) To amend the provisions of the definition of "Requisite Lenders" or "Maturity Date";

                        (d)  To amend or waive any financial covenant under
     Article 6, or any provision of Article 8 or this Section 11.2; or
                                    ---------         ------------

                        (e) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding
                 ------------
upon, all the Lenders and the Administrative Agent.

                  11.3  Costs and Expenses. Borrower agrees to pay within five
                        ------------------
(5) Banking Days after demand, accompanied by a reasonably detailed invoice therefor, all reasonable, out-of-pocket expenses (except in the case of the
                                                  ------
Administrative Agent's allocated in-house counsel costs described below, which shall not be required to be "out-of-pocket") of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the
..---------
Administrative Agent (including reasonable allocated costs of in-house counsel employed by the Administrative Agent) and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

                        (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby (or thereby) are consummated;

                        (b) the filing, recording, refiling or rerecording of any Loan Document or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document;

                        (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document; and

                        (d) the preparation of any information or response required with respect to any investigative request or inquiry, approval, findings of suitability or any other response or communication involving a Governmental Agency arising out of this Agreement, any other Loan Document or any Obligation evidenced by the Loan Documents or the participation in any public or investigatory hearing or meeting.

Borrower further agrees to pay, and to save the Administrative Agent, the Issuing Lender and the Lenders harmless from all liability for, any stamp and similar taxes that may be payable in connection with the execution or delivery of this Agreement, the credit extensions made hereunder, or the issuance of the Notes, the Letters of Credit or any other Loan Document. Borrower also agrees to reimburse the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, the Issuing Lender and each Lender upon demand for all out-of-pocket expenses, including reasonable attorneys' fees and
                                       ---------
legal expenses of counsel and reasonable fees and expenses of consultants to the Administrative Agent, the Issuing Lender and the Lenders incurred by the Administrative Agent, the Issuing Lender or such Lenders in connection with (i) the negotiation of any restructuring or "work-out" with Borrower whether or not consummated, of any Obligations, (ii) the enforcement or attempted enforcement of any Obligations and any matter related thereto and (iii) any bankruptcy of Borrower, Parent or any of their Subsidiaries. Any amount payable to the Administrative Agent or any Lender under this Section 11.3 shall bear interest
                                              ------------
from the fifth Banking Day following the date of demand, if not then paid, for payment at the Default Rate.

                  11.4  Nature of Lenders' Obligations. The obligations of the
                        ------------------------------
Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower, Parent or any Subsidiary or Affiliate of Borrower or Parent. A default by any Lender will not increase the Commitment of any other Lender or the Pro Rata Share of the Revolving Facility attributable to any other Lender. Any Lender not in default may, if it desires, assume (in such proportion as the nondefaulting Lenders agree) the obligations of any Lender in default, but no Lender is obligated to do so.

                  11.5  Survival of Representations and Warranties. All
                        ------------------------------------------
representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties pursuant to any Loan Document, will survive the making of the Advances hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

                  11.6  Notices. Except as otherwise expressly provided in the
                        -------
Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as
                                                               ------
otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by telecopier it will be effective when sent during normal business hours on a Banking Day when sent; if dispatched by commercial courier, on the delivery date; or if given by personal delivery, when delivered.

                  11.7  Execution of Loan Documents. Unless the Administrative
                        ---------------------------
Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and
(b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

                  11.8  Binding Effect; Assignment.
                        --------------------------

                        (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that Borrower may not assign
                                        ------
     its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                        (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement (including all or a
                                                      ---------
     portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided that, subject to subsection (f) below, (i) such
                  --------                  --------------
     Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of
                                                         ------
     an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining rights and obligations of the assigning Lender under this Agreement, the assignment shall not assign a portion of such assigning Lender's Commitments and/or Advances owing to such assigning Lender that is equivalent to less than $5,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Assignment and Acceptance. Upon the effective date of such Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Commitments and/or Advances therein set forth and, to the extent of such Commitments and/or Advances, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of such Lender's Notes) to such assignee Lender, Notes evidencing that assignee Lender's Commitments and/or Advances, and to the assigning Lender, Notes evidencing the remaining balance of the Commitments and/or Advances retained by the assigning Lender.

                  (c) By executing and delivering an Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that:
     (i) other than the representation and warranty that it is the legal and beneficial owner of the rights and obligations hereunder being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document;
     (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other
                                                -----------
     documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
     (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register (the "Register") of the names and address
                                          --------
     of each of the Lenders and the Pro Rata Share of the Commitments held by each Lender, giving effect to each Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 1.1 giving effect thereto. Borrower,
                               ------------
     the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Shares of the Revolving Facility listed therein for all purposes hereof, and no assignment or transfer of any Lender's rights and obligations hereunder shall be effective, in each case unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Revolving Facility shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Revolving Facility.

                  (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions in or to all or a portion of its rights and/or obligations under this Agreement; provided,
                                                                    --------
     however, that (i) such Lender's obligations under this Agreement shall
     -------
     remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so
                               ------
     provides, for the purposes of Sections 3.5, 3.6, 11.11 and 11.21 but only
                                   ------------- ---- -----     -----
     to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of the Lender granting such participation absent the participation, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the Revolving Facility as it then exists and shall not restrict an increase in the Revolving Facility (or the aggregate Commitments pertaining thereto), or in the granting Lender's rights and obligations hereunder, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date or any other date upon
     ----------
     which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, or (D) release any Guarantor from its Guaranty, other than in connection with a Disposition of all or substantially all of the equity interests in such Guarantor or of all or substantially all of its assets, in either case to the extent permitted by this Agreement.

                  (f) Borrower agrees that upon the occurrence and during the continuance of any Event of Default, each Lender shall be entitled to assign its rights hereunder and under the Loan Documents, or grant participation interests in its rights under this Agreement and the Loan Documents, to any Person, in whole or in any part thereof, notwithstanding any provisions contained herein (including those set forth in subsection
                                      ---------                    ----------
     (b) above) or in any other Loan Document to the contrary, except that,
     ---                                                       ------
     other than (i) assignments by a Lender to an Affiliate of such Lender or
     ----- ----
     to another Lender or (ii) pledges described in the last sentence of subsection (a) above, no assignment shall be made without the approval of
     -------------
     the Administrative Agent.

        11.9  Right of Setoff. If an Event of Default has occurred and is
              ---------------
continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the UCC and other applicable Laws (including common law) and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations. The Administrative Agent or such Lender agrees promptly to notify Borrower after any such set-off and application made by the Administrative Agent or such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        11.10  Sharing of Setoffs. Each Lender severally agrees that if it,
               ------------------
through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment
         --------
obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right
                 -------------
to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased pursuant to this Section 11.10 may exercise any and all
                                         -------------
rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

        11.11  Indemnity by Borrower. Borrower agrees to indemnify, save and
               ---------------------
hold harmless the Administrative Agent and each Lender and their respective directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or
 -----------
causes of action (except a claim, demand, action, or cause of action for any
                  ------
amount excluded from the definition of "Taxes" in Section 3.10(e)) if the
                                                  ----------------
claim, demand, action or cause of action arises out of or relates to (i) any act or omission (or alleged act or omission) of Borrower, Parent, any Subsidiary or other Affiliate of Borrower or Parent, or any partner, officer, director, stockholder, or other equity interest holder of Borrower or Parent relating to the Revolving Facility, (ii) the use or contemplated use of proceeds of any Borrowing, (iii) the relationship of Borrower and the Lenders under this Agreement, or (iv) the Loan Documents or the Revolving Facility in any other manner or aspect; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all
                                       ---
liabilities, losses, reasonable costs or expenses (including reasonable
                                                   ---------
attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any
--------
liability, loss, cost or expense caused by its own gross negligence or willful misconduct or for any liability, loss, cost or expense asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 11.11 against
                                                         -------------
more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees, provided, that if such legal counsel determines in good faith that
             --------
representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the
                                           ----------------
Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.11
                                                                 -------------
shall survive the expiration or termination of this Agreement and the repayment of all Borrowings and the payment and performance of all other Obligations owed to the Lenders.

        11.12  Nonliability of the Lenders.  Borrower acknowledges and agrees
               ---------------------------
that:

                  (a) Any inspections of any Property of Borrower, Parent or any Subsidiary of Borrower or Parent made by or through the Administrative Agent or the Lenders are for purposes of administration of the Revolving

     Facility only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

                  (c) The relationship between Borrower and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrower and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower, any Subsidiary of Borrower, Parent or any of their respective Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower, Parent or any Subsidiary of Borrower or Parent or any of their respective Affiliates, or to owe any fiduciary duty to Borrower, Parent, any Subsidiary of Borrower or Parent, or any of their respective Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower, Parent, any Subsidiary of Borrower or Parent or any of their respective Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower, Parent, any Subsidiary of Borrower or Parent, or any of their respective Affiliates of any matter in connection with their Property or the operations of Borrower, Parent, any Subsidiary of Borrower or Parent or any of their respective Affiliates; Borrower, Parent, any Subsidiary of Borrower or Parent and their respective Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

                  (d) The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower, Parent, any Subsidiary of Borrower or Parent and/or any of their respective Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 11.11 from any such loss,
                                        -------------
     damage, liability or claim.

        11.13  No Third Parties Benefited. This Agreement is made for the
               --------------------------
purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Revolving Facility, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. Except as provided in Sections 11.8 and 11.11,
                                 ------                -------------     -----
no other Person shall have any rights of any nature hereunder or by reason hereof.

        11.14  Confidentiality. Each Lender agrees to hold any confidential
               ---------------
information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders or Affiliates of a
            ------
Lender; (b) to legal counsel and accountants for Borrower, Parent, any Subsidiary of Borrower or Parent or any Lender; (c) to other professional advisors to Borrower, Parent or any Subsidiary of Borrower or Parent or any Lender, provided that the recipient has accepted such information subject to a
        --------
confidentiality agreement substantially similar to this Section 11.14; (d) to
                                                        -------------
regulatory officials having jurisdiction over that Lender; (e) as required by Law or legal process, provided that each Lender agrees to give Borrower prior notice of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which that Lender and Borrower, Parent or any Subsidiary of Borrower or Parent are adverse parties; and (f) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note(s), provided that the
                                                      --------
recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For purposes of the foregoing,
                              -------------
"confidential information" shall mean any information respecting Borrower, Parent or any Subsidiary of Borrower or Parent reasonably considered by Borrower to be confidential, other than (i) information previously filed with
                             ----------
any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower, Parent or such Subsidiary of Borrower or Parent to any Person not associated with Borrower, Parent or such Subsidiary of Borrower or Parent which does not owe a professional duty of confidentiality to Borrower, Parent or such Subsidiary of Borrower or Parent or which has not executed an appropriate confidentiality agreement with Borrower, Parent or such Subsidiary of Borrower or Parent. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrower, Parent or any Subsidiary of Borrower or Parent.

        11.15  Further Assurances. Borrower shall, at its expense and without
               ------------------
expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

        11.16  Integration. This Agreement, together with the other Loan
               -----------
Documents and the letter agreements referred to in Section 3.3, comprises the
                                                   -----------
complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or
                    --------
remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof

        11.17  Governing Law.  EXCEPT TO THE EXTENT OTHERWISE PROVIDED THEREIN,
               -------------
EACH LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE STATE OF CALIFORNIA. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, THE PARTIES HEREBY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.17.
                                              -------------

        11.18  Severability of Provisions. Any provision in any Loan Document
               --------------------------
that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        11.19  Headings. Article and Section headings in this Agreement and the
               --------
other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

        11.20  Time of the Essence. Time is of the essence of the Loan Documents
               -------------------

        11.21  Tax Forms. On or before the Closing Date (or on or before
               ---------
accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable, or on or before becoming an Additional Lender
   ------------
pursuant to Section 2.9), and from time to time thereafter as reasonably
            -----------
requested in writing by Administrative Agent or Borrower (but only so long thereafter as such Lender or participation holder remains lawfully able to do
so):

                  (a) each Lender, and each holder of a participation interest herein, that is a United States person that is not a "domestic" corporation (as defined in Section 7701 of the Code) shall provide each of the Administrative Agent and Borrower with one original Internal Revenue Service Form W-9, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed by a Responsible Official under penalties of perjury, and satisfactory to the Administrative Agent and Borrower; and

                  (b) each Lender, and each holder of a participation interest herein, that is organized under the laws of a jurisdiction outside the United States shall provide each of the Administrative Agent and Borrower with either:

                           (i) two original Internal Revenue Service Forms W-8ECI, W-8BEN or W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed by a Responsible Official under penalties of perjury, and satisfactory to the Administrative Agent and Borrower, certifying that such Lender or holder, as applicable, is exempt from United States withholding tax on payments pursuant to this Agreement or any other Loan Document, or

                           (ii) a certificate that it is not (I) a "bank" (as defined in Section 881(c)(3)(A) of the Code), (II) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower or (III) a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code), and two original Internal Revenue Service Form W-8BEN or Form W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed by a Responsible Official under penalties of perjury, satisfactory to the Administrative Agent and Borrower.

          Each Lender and holder of a participation interest herein shall deliver such new forms and documents prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered forms or other documents referred to in this Section, or after the occurrence of any event requiring a change in the most recent forms or other documents delivered by such Lender or holder. Such Lender or holder shall promptly provide written notice to each of the Administrative Agent and Borrower at any time it determines that it is no longer in a position to provide any previously delivered form or other document (or any other form of certification adopted by the Internal Revenue Service for such purpose). In the event that Borrower or the Administrative Agent becomes aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution, then, upon request made
            ---------------
by Borrower or the Administrative Agent to the Lender that granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Lender.

          11.22  Hazardous Material Indemnity. Borrower hereby agrees to
                 ----------------------------
indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (a) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and
(b) any activity carried on or undertaken on or off any Real Property by Borrower, Parent, any Subsidiary of Borrower or Parent or any of their predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower, Parent, any Subsidiary of Borrower or Parent or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower, Parent, any Subsidiary of Borrower or Parent or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property, except to the extent any of the foregoing results from the gross negligence or willful misconduct of any indemnified person. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on, in, under or about any Real Property, the presence of which is caused by the Administrative Agent or the Lenders. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section shall be unlimited obligations of Borrower and shall not be secured by any Lien on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section 11.22 shall survive the expiration or termination of this Agreement and the repayment of all Advances and the payment and performance of all other Obligations owed to the Lenders.

          11.23 Waiver of Right to Trial by Jury. EACH PARTY TO THIS
                --------------------------------
AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          11.24 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT
                -------------------------
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY
                           ------------
ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR
            ------------
SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

                     [THIS SPACE INTENTIONALLY LEFT BLANK -
                             SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 WEST MARINE FINANCE COMPANY INC.,
                                 a California corporation

                                 By  /s/ Russell E. Solt
                                     ------------------------------------------
                                         Russell E. Solt
                                         Chief Financial Officer, Secretary and
                                           Executive Vice President

                                 Address for Borrower:

                                 500 Westridge Drive
                                 Watsonville, CA  95076

                                 Attn: Eric Nelson

                                 Telecopier: (831) 761-4406
                                 Telephone:  (831) 761-6925

                                 With a copy to:

                                 Dow, Lohnes & Albertson, PLLC
                                 1200 New Hampshire Avenue, N.W.
                                 Suite 800
                                 Washington, D.C. 20036-6802
                                 Attn:  Jon Hill
                                 Telecopier: (202) 776-2222
                                 Telephone:  (202) 776-2725

                                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 as Administrative Agent

                                 By  /s/ Patrick Bishop
                                     ---------------------------------------
                                     Patrick Bishop
                                     Vice President

                                 Address for notices to Administrative Agent for borrowings and payments:

                                 Wells Fargo Bank N.A.
                                 65 West Alisal Street, 2nd Floor
                                 Salinas, CA  93901
                                 Attn:  Patrick Bishop

                                 Telecopier: (831) 757-7345
                                 Telephone:  (831) 754-5078

                                 With a copy to:

                                 Wells Fargo Bank, National Association
                                 201 Third Street, 8th Floor
                                 San Francisco, California 94103
                                 Attn:  Nicole Crooms

                                 Telecopier: (415) 546-6353
                                 Telephone:  (415) 477-5404

                                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 as a Lender

                                 By  /s/ Patrick Bishop
                                     ----------------------------------
                                     Patrick Bishop
                                     Vice President

                                 Address:

                                 Wells Fargo Bank N.A.
                                 65 West Alisal Street, 2nd Floor
                                 Salinas, CA  93901
                                 Attn:  Patrick Bishop

                                 Telecopier: (831) 757-7345
                                 Telephone:  (831) 754-5078

                                 FLEET NATIONAL BANK,
                                 as Syndication Agent and a Lender

                                 By  /s/ Lynda McKee
                                     ----------------------------------
                                     Lynda McKee
                                     Vice President

                                 Fleet National Bank
                                 777 Main Street
                                 Hartford, CT 06115
                                 Attn: Lynda McKee

                                 Telecopier: (860) 986-3450
                                 Telephone:  (860) 986-3737 phone

                                 UNION BANK OF CALIFORNIA, N.A.,
                                 as a Lender

                                 By  /s/ William E. Hinch
                                     ----------------------------------
                                     William E. Hinch
                                     Vice President

                                 Address:

                                 99 Almaden Boulevard, Suite 200
                                 San Jose, CA  95113-1687
                                 Attn: William E. Hinch

                                 Telecopier: (408) 280-7163
                                 Telephone:  (408) 279-7730

                                    Exhibit I

                         Quarterly Payment Date Schedule

                    (Last Day of Borrower's Fiscal Quarters)

Fiscal Year 2002

         1st Quarter                March 30, 2002
         2nd Quarter                June 29, 2002
         3rd Quarter                September 28, 2002
         4th Quarter                December 28, 2002

Fiscal Year 2003

         1st Quarter                March 29, 2003
         2nd Quarter                June 28, 2003
         3rd Quarter                September 27, 2003
         4th Quarter                January 3, 2004

Fiscal Year 2004

         1st Quarter                April 3, 2004
         2nd Quarter                July 3, 2004
         3rd Quarter                October 2, 2004
         4th Quarter                January 1, 2005

Fiscal Year 2005

         1st Quarter                April 2, 2005
         2nd Quarter                July 2, 2005
         3rd Quarter                October 1, 2005
         4th Quarter                December 31, 2005